UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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NVR, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NVR, INC.

11700 Plaza America Drive

Reston, VA 20190

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on Tuesday, May 6, 2014

11:30 A.M. Eastern Time

NVR, Inc. will hold its Annual Meeting of Shareholders at 11:30 A.M. (Eastern Time) on Tuesday, May 6, 2014. We will hold the meeting at our corporate headquarters located at 11700 Plaza America Drive, Suite 500, Reston, Virginia, 20190.

We are holding the meeting for the following purposes:

1.	To elect thirteen directors from the nominees named in the attached proxy statement;

2.	To ratify the appointment of the accounting firm of KPMG LLP as our independent auditor for the year ending December 31, 2014;

3.	To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers;

4.	To approve the NVR, Inc. 2014 Equity Incentive Plan; and

5.	To transact other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The above items are fully described in the proxy statement, which is part of this notice. We have not received notice of any other matters that may properly be presented at the meeting.

Only shareholders of record at the close of business on March 7, 2014 will be entitled to vote at the meeting. Whether or not you plan to attend the meeting, you are urged to date and sign the enclosed proxy card and return it promptly in the accompanying envelope. You are invited to attend the meeting in person. If you do attend the meeting, you may withdraw your proxy and vote in person.

By order of the Board of Directors,

James M. Sack
March 25, 2014	Secretary and General Counsel

NVR, INC.

11700 Plaza America Drive

Suite 500

Reston, VA 20190

PROXY STATEMENT

This Proxy Statement, proxy card and the Annual Report for the year ended December 31, 2013 are being mailed to our shareholders on or about March 25, 2014 in connection with the solicitation on behalf of the Board of Directors of NVR, Inc., a Virginia corporation, of proxies for use at our Annual Meeting of Shareholders. The Annual Meeting will be held on Tuesday, May 6, 2014, at our corporate headquarters located at 11700 Plaza America Drive, Suite 500, Reston, Virginia, 20190, at 11:30 A.M., Eastern Time, and at any and all postponements and adjournments thereof. Shareholders should contact NVR’s Investor Relations Department at the same address to obtain directions to be able to attend the Annual Meeting in person.

We bear the cost of proxy solicitation, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and all papers accompanying them. We may reimburse brokers or persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy material to beneficial owners. In addition to solicitation by mail, certain of our officers, directors and regular employees, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile transmission, internet or personally. We have retained Georgeson Inc. to assist in the solicitation of brokers, bank nominees and institutional holders for a fee of approximately $5,000 plus out-of-pocket expenses.

All voting rights are vested exclusively in the holders of our common stock, par value $.01 per share (the “Common Stock”). Only shareholders of record as of the close of business on March 7, 2014 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. Shareholders include holders (the “Participants”) owning stock in our Profit Sharing Trust Plan and Employee Stock Ownership Plan (together, the “Plans”).

The accompanying proxy card should be used to instruct the persons named as proxies to vote the shareholder’s shares in accordance with the shareholder’s directions. The persons named in the accompanying proxy card will vote shares of Common Stock represented by all valid proxies in accordance with the instructions contained thereon. In the absence of instructions, shares represented by properly executed proxies will be voted:

•	FOR the election of the thirteen director nominees;

•	FOR the ratification of KPMG LLP as our Independent Auditor for 2014;

•	FOR the advisory vote on compensation paid to certain executive officers;

•	FOR the NVR, Inc. 2014 Equity Incentive Plan; and

•	in the discretion of the named proxies with respect to any other matters presented at the Annual Meeting.

With respect to the tabulation of proxies at the annual meeting, abstentions and broker non-votes will be counted for the purpose of establishing a quorum. For purposes of all proposals other than the approval of the 2014 Equity Incentive Plan, abstentions and broker non-votes will not be considered votes cast and therefore will have no effect on the result of the vote. For purposes of the approval of the 2014 Equity Incentive Plan, abstentions will be considered votes cast for purposes of the rules of the New York

Stock Exchange and therefore will have the effect of a vote against approval of the plan for purposes of the rules of the New York Stock Exchange. For purposes of the approval of the 2014 Equity Incentive Plan, broker non-votes will not be considered a vote cast and will have no effect on the vote. In addition, under the current New York Stock Exchange (the “NYSE”) rules, most intermediaries that do not receive voting instructions from their customers who hold Common Stock may not vote the shares they hold on behalf of those customers on any of the proposals other than ratification of the appointment of KPMG LLP as our independent auditor. Accordingly, we strongly encourage all of our shareholders who hold shares of Common Stock in a brokerage account or through a bank, trust or other nominee, to provide voting instructions to their broker, bank, trustee or other nominee to assure that their shares are voted at the Annual Meeting.

Any shareholder may revoke his or her proxy at any time prior to its use by 1) providing our Secretary, at 11700 Plaza America Drive, Suite 500, Reston, Virginia 20190, written notice of revocation, 2) duly executing a proxy bearing a later date than the date of the previously duly executed proxy, or 3) by attending the Annual Meeting and voting in person (attendance at the Annual Meeting alone will not act to revoke a prior proxy). Execution of the enclosed proxy will not affect your right to vote in person if you should later decide to attend the Annual Meeting.

The proxy card also should be used by Participants to instruct the trustee of the Plans how to vote shares of Common Stock held on their behalf. The trustee is required under the applicable trust agreement to establish procedures to ensure that the instructions received from Participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the Participants’ free exercise of their voting rights. Proxy cards representing shares held by Participants must be returned to the tabulator by May 1, 2014 using the enclosed return envelope and should not be returned to NVR. If shares are owned through the Plans and the Participant does not submit voting instructions by May 1, 2014, the trustee of the Plans will vote such shares in the same proportion as the voting instructions received from other Participants. Participants who wish to revoke a proxy card will need to contact the trustee and follow its instructions.

As of the Record Date, we had a total of 4,492,477 shares of Common Stock outstanding, each share of which is entitled to one vote. The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under our Restated Articles of Incorporation and Bylaws, holders of Common Stock are not entitled to vote such shares on a cumulative basis, including with respect to the voting for directors.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 6, 2014:

This Proxy Statement and our Annual Report for the year ended December 31, 2013 are available at www.edocumentview.com/nvr.

ELECTION OF DIRECTORS

(Proposal 1)

Our Restated Articles of Incorporation state that the number of directors on our Board will be no less than seven and no more than thirteen, as established from time to time by Board resolution. Our Board has currently set the size of the Board at thirteen members. The following persons have been nominated by the Board of Directors to be elected to hold office for a one-year term ending at the 2015 Annual Meeting and until their successors are duly elected and qualified:

Dwight C. Schar	Alfred E. Festa	William A. Moran
C. E. Andrews	Ed Grier	David A. Preiser
Robert C. Butler	Manuel H. Johnson	W. Grady Rosier
Timothy M. Donahue	Mel Martinez	Paul W. Whetsell
Thomas D. Eckert

All of the director nominees are current directors standing for re-election. Each nominee has consented to serve as one of our directors if elected. Our Board of Directors has affirmatively determined that each of the proposed nominees is independent, with the exception of Messrs. Schar and Moran. Our Board does not contemplate that any of its proposed nominees listed above will be unwilling to serve or become unavailable for any reason, but if any such circumstance should occur before the Annual Meeting, proxies may be voted for another nominee selected by the Board of Directors. Detailed biographies of each of the director nominees may be found beginning on page 7.

Required Vote

Each director shall be elected by a majority of the votes cast in the election at the Annual Meeting, assuming that a quorum is present. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Unless marked otherwise, proxies received will be voted FOR the election of the thirteen nominees designated above. Shareholders may abstain from voting for any particular nominee by so indicating in the space provided on the attached proxy card. An abstention will not be counted as a vote cast “for” or “against” a director’s election.

Pursuant to our Corporate Governance Guidelines, the Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. Under the Guidelines, the Board shall nominate for re-election as a director only candidates who agree to tender their resignation if they fail to receive the required number of votes for re-election. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender their resignation if they fail to receive the required number of votes for re-election.

If a director fails to be re-elected by a majority of votes cast, the Nominating Committee shall promptly consider the resignation offer of any such director and recommend to the Board whether to accept the tendered resignation or reject it. The Board shall take action with respect to the Nominating Committee’s recommendation no later than 90 days following the submission of any such resignation offer.

Following the Board’s action regarding the Nominating Committee’s recommendation, we will promptly file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) which shall detail the Board’s decision regarding a tendered resignation. This disclosure shall include an explanation of the process by which the Board’s decision was reached and the reasons for the Board’s decision.

To the extent that one or more directors’ resignations are accepted by the Board, the Nominating Committee will recommend to the Board whether to fill the vacancy or vacancies or to reduce the size of the Board.

The Board expects that any director who tenders his or her resignation pursuant to this policy will not participate in the Nominating Committee recommendation or Board action regarding whether to accept or reject the tendered resignation. If, however, a majority of the members of the Nominating Committee fails to receive the required number of votes for re-election in the election, the independent directors who did not fail to receive the required number of votes for re-election in the election shall form a committee amongst themselves for the purposes of evaluating the tendered resignations and recommending to the Board whether to accept or reject them.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” ALL OF

THE FOREGOING NOMINEES AS DIRECTORS OF NVR.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles and practices. Having and acting on that commitment is essential to running our business efficiently and to maintaining our integrity in the marketplace. Our primary corporate governance documents, including our Corporate Governance Guidelines, Code of Ethics and all of our Board of Directors’ Committee Charters, are available to the public on our internet website at http://www.nvrinc.com.

Board Leadership Structure, Committee Composition and Role in Risk Oversight

Board Leadership Structure

Dwight C. Schar, our chairman and a non-management director, leads our Board, which meets at least quarterly. In addition, our Board has named an independent lead director to chair meetings of our independent directors. The independent directors of our Board meet as a group at least annually. Non-management directors meet as a group at least twice a year. Our independent lead director position rotates annually among the chairs of the Audit, Compensation, Corporate Governance and Nominating Committees. The independent lead director chairs any meetings held by the independent directors. Thomas D. Eckert, the Chairman of our Compensation Committee, is serving as our independent lead director until the 2014 Annual Meeting. Our Board is comprised solely of non-management directors. Information regarding how to communicate with the lead director or the non-management or independent directors as a group is available on our website at http://www.nvrinc.com.

We have separated the roles of the Chairman of the Board and the Chief Executive Officer. Mr. Schar serves as the Chairman, and Paul C. Saville is the CEO. We separated the roles in 2005 because we believed it was a leading corporate governance best practice to reduce the concentration of power in one person and it allowed us to strengthen our senior management team as we positioned NVR for expected future growth. Those same reasons hold true today. As a result, while the Board retains the discretion to combine the roles of Chairman and CEO at any time, we expect that the roles of Chairman and CEO will remain separated for the foreseeable future.

Board Committee Composition

Our Board has the following six committees: Audit, Compensation, Corporate Governance, Executive, Nominating, and Qualified Legal Compliance. Each committee, other than the Executive Committee, meets at least annually to review its charter. During 2013, the full Board of Directors met six times, the Audit Committee met five times, the Compensation Committee met five times, the Nominating Committee met three times, the Corporate Governance Committee met three times and the Qualified Legal Compliance Committee met once. The Executive Committee did not meet during 2013. Our non-management directors met twice during 2013 in executive session without the presence of management, and the independent directors met once. Each of our Board members attended at least 75% of our Board meetings and their respective Committee meetings during 2013. Further, each of our Board members and each then-standing director attended the 2013 Annual Meeting of Shareholders. Our Board requires that our Board members attend each Board and Committee meeting in person. Our Board further requires that all current Board members and all nominees for election to our Board attend in person our annual meeting of shareholders, unless personal circumstances affecting such Board member or director nominee make such attendance impractical or inappropriate.

Board Role in Risk Oversight

Our Board provides oversight of our business risks and operational performance through regularly scheduled Board and Committee meetings, as well as through frequent and informal communications between management and the Board. Further, our Bylaws and each of the various Board Committee Charters (referenced above and discussed in detail below) provide additional detail regarding the areas, duties and functions for which the Board or a Board Committee provides specific oversight of specified areas of risk.

That oversight includes a variety of operational and regulatory matters, including: the approval of the annual business plan and the periodic review of our actual performance in comparison to the approved plan, approval of all short-term and long-term management incentive compensation plans, review and analysis of our operational and financial performance compared to our peer group, review of our five year business plan, review of management succession planning throughout our organization for key management positions, review of our response to new laws, rules or regulations to which we are subject, direct oversight of our internal audit function and our whistleblower hotline and many other items. Following is a discussion of how the Board oversees certain of our more significant business risks:

Land Acquisition:

We believe our continued success is contingent upon our ability to control an adequate supply of finished lots on which to build. We expend substantial monetary resources to place deposits under lot acquisition contracts, typically ranging up to 10% of the aggregate purchase price of the finished lots. The lot acquisition policy under which management operates is a Board-approved policy. The policy requires Board pre-approval of any lot acquisition contract that is above certain parameters set by the Board, measured by the aggregate size of the deposit or investment to be made. The policy also includes the parameters under which we can acquire zoned, unimproved raw land. Further, all related-party lot acquisition contracts require Board approval (see Transactions with Related Persons below).

Liquidity:

Being in a cyclical industry, it is imperative that we focus on our liquidity needs throughout the various stages of the cycle, while maintaining an efficient capital structure. The Board’s role in ensuring that management prudently manages our cash includes the following:

•	We invest our excess cash pursuant to a Board-approved policy that specifies the types of investments allowed. The primary objective of the policy is to minimize risk and to adequately provide for daily liquidity needs.

•	Stock repurchases and debt repurchases must be pre-approved by the Board.

•	All capital transactions for the issuance of debt or equity must be pre-approved by the Board.

•	The Board reviews our short-term and long-term cash needs in connection with its review of our one year and five year business plans.

Financial Reporting, Internal Control and Regulatory Matters:

Our Audit Committee takes a lead role in overseeing a number of risks that we face as enumerated within its Charter.

•	Our Internal Audit function performs a primary role in risk management. Our Vice President of Internal Audit and Corporate Governance reports directly to the Audit Committee, and the Audit Committee formally approves the annual internal audit budget and staffing.

•	Our annual internal audit plan is reviewed with and approved by the Audit Committee. It is prepared using a comprehensive risk-based approach.

•	On a quarterly basis, Internal Audit Senior Management and our external independent auditors each have a private session with the Audit Committee without the presence of Management.

•	Management reports to the Audit Committee the occurrence of any governmental regulatory reviews or audits conducted on any of our operations, including mortgage regulatory matters and SEC comment letters. The Audit Committee also obtains a report from Management at the conclusion of any such review.

•	Management reports to the Audit Committee any matter concerning a violation of our Code of Ethics or our Standards of Business Conduct.

Related Party Transactions:

Our Bylaws require that the disinterested, independent members of the Board approve any related party transaction. This has been a requirement since we incorporated in 1993.

Board Member Information

The following sets forth certain pertinent information with respect to our current directors, all of whom are director nominees.

Name	Age	Year First Elected or Appointed/ Term Expires
Dwight C. Schar (3*)	72	1993/2014
C. E. Andrews (1) (5) (6)	62	2008/2014
Robert C. Butler (1) (5*) (6)	83	2002/2014
Timothy M. Donahue (3) (4)	65	2006/2014
Thomas D. Eckert (2*) (**)	66	2011/2014
Alfred E. Festa (1) (4) (6)	54	2008/2014
Ed Grier (1) (6)	59	2013/2014
Manuel H. Johnson (1*) (3) (6*)	65	1993/2014
Mel Martinez (4)	67	2012/2014
William A. Moran (3)	67	1993/2014
David A. Preiser (2) (4*)	56	1993/2014
W. Grady Rosier (2) (5)	65	2008/2014
Paul W. Whetsell (2)(5)	63	2007/2014

(1) Member of Audit Committee	(5) Member of Corporate Governance Committee
(2) Member of Compensation Committee	(6) Member of Qualified Legal Compliance Committee
(3) Member of Executive Committee	(*) Chairperson
(4) Member of Nominating Committee	(**) Independent Lead Director

Dwight C. Schar has been Chairman of the Board since September 30, 1993. Effective February 4, 2009, Mr. Schar relinquished his executive officer title with NVR, but remains the Chairman of the Board. Mr. Schar also served as the President and Chief Executive Officer of NVR from September 30, 1993 through June 30, 2005. Within the last five years, Mr. Schar served as a director of Six Flags, Inc.

The Board believes that Mr. Schar is uniquely qualified to serve on the Board, based on his founding status with NVR, his over 40 years of homebuilding industry and real estate experience, his successful senior leadership experience from being a Chief Executive Officer of NVR and its predecessors, his experience on another public board, his brand marketing expertise and his expertise in managing a company within a cyclical industry.

C. E. Andrews has been a director since May 6, 2008. Mr. Andrews has been Chief Executive Officer of Morgan Franklin Consulting, Inc. since May 2013. From June 2009 until February 2012, Mr. Andrews was the president of RSM McGladrey Business Services, Inc. Prior to that, Mr. Andrews served as the president of SLM Corporation (Sallie Mae). He joined Sallie Mae in 2003 as the executive vice president of accounting and risk management, and held the title of chief financial officer from 2006 to 2007. Prior to joining Sallie Mae, Mr. Andrews spent approximately 30 years at Arthur Andersen. He served as managing partner for Arthur Andersen’s mid-Atlantic region, and was promoted to global managing partner for audit and advisory services in 2002. Mr. Andrews serves on the boards of Marriott Vacations Worldwide Corporation, WashingtonFirst Bankshares, Inc., Washington Mutual Investors Fund, Junior Achievement and Inova Health Foundation. He is also a member of the advisory board of the R.B. Pamplin College of Business and Accounting Department at Virginia Tech. Within the last five years, Mr. Andrews was also a member of the Board of Directors of U-Store-It Trust (now CubeSmart), where he was a member of the Audit Committee, and Six Flags, Inc., where he was the Chair of the Audit Committee.

The Board believes that Mr. Andrews is well qualified to serve on our Board based on the varied business experience that he obtained over his thirty year career in public accounting, his financial and accounting expertise, and his experience on other public boards.

Robert C. Butler has been a director since May 1, 2002. Prior to his retirement, Mr. Butler served as Senior Vice President and Chief Financial Officer of Celgene Corporation from 1996 through 1998. Previously, Mr. Butler served as Chief Financial Officer of International Paper Co. In addition, Mr. Butler was the Chairman of the Financial Accounting Standards Advisory Council from 1997 through 2001. Mr. Butler serves on the Board of Trustees of COPE Center, Inc. and the Montclair Foundation, both being non-profit social service agencies in New Jersey. Mr. Butler also serves on the Finance Council for the Archdiocese of Newark and is Chairman of the Investment Committee. Within the past five years, Mr. Butler also served as a director of Studio One Networks, Inc. and Hanley and Associates, both privately held companies.

The Board believes that Mr. Butler is highly qualified to serve on our Board due to the accounting and financial reporting expertise gained from his involvement with the Financial Accounting Standards Advisory Council, his financial expertise while operating as a chief financial officer of several large companies, his manufacturing experience, and his other board experience.

Timothy M. Donahue has been a director since January 1, 2006. Prior to his retirement, Mr. Donahue was Executive Chairman of Sprint Nextel Corporation from August 2005 to December 2006. He previously served as president and chief executive officer of Nextel Communications, Inc. He began his career with Nextel in January 1996 as president and chief operating officer. Before joining Nextel, Mr. Donahue served as northeast regional president for AT&T Wireless Services operations from 1991 to 1996. Prior to that, he served as president for McCaw Cellular’s paging division in 1986 and was named McCaw’s president for the U.S. central region in 1989. He is also a director of The ADT Corporation, where he serves on the Compensation Committee. Within the past five years, Mr. Donahue also served as a director of Eastman Kodak, Covidien Limited and Tyco International Ltd (the predecessor of ADT).

The Board considered Mr. Donahue’s senior leadership experience from being a Chief Executive Officer of a publicly-traded company, his operational expertise in providing global strategic vision to the overall operating entity, his experience serving on other public boards, and his brand marketing expertise in concluding that Mr. Donahue is highly qualified to serve as one of our directors.

Thomas D. Eckert has been a director since December 1, 2011. Mr. Eckert is Chairman of Capital Automotive Real Estate Services, Inc. (“Capital Automotive”). He was one of the founders of Capital Automotive in October 1997 and led its initial public offering in 1998. Capital Automotive went private in 2005. Mr. Eckert serves as a director of the Munder Funds, Dupont-Fabros Technologies, Inc. and Chesapeake Lodging Trust and as a Trustee of The College Foundation of the University of Virginia. Mr. Eckert is a member of the audit and compensation committees of Dupont Fabros-Technologies, Inc., where he serves as the chairman of the compensation committee, and Chesapeake Lodging Trust, where he serves as the chairman of the audit committee. Mr. Eckert is Chairman of the Board of the Munder Funds.

The Board believes that Mr. Eckert is highly qualified to serve as one of our directors because of his senior leadership experience from being a founder of Capital Automotive, his public board experience, and his operational expertise of being responsible for setting global strategic vision for an entire organization.

Alfred E. Festa has been a director since December 1, 2008. Mr. Festa is Chairman and Chief Executive Officer of W. R. Grace & Co (“Grace”). He joined Grace as president and chief operating officer in November 2003, assumed the CEO role in June 2005, and became Chairman of the Board of Grace on January 1, 2008. From November 2002 until November 2003, Mr. Festa was a partner in Morgenthaler Private Equity Partners (“Morgenthaler”), a venture/buyout firm focused on mid-market industrial build-ups. Mr. Festa serves as a director of the American Chemistry Council and the National Association of Manufacturers.

The Board believes that Mr. Festa is well-suited to serve on our Board based on his experience of managing Grace during different business cycles, his senior leadership experience as a Chief Executive Officer of a publicly-traded company and his role setting global strategic vision for the entire organization, his business development and mergers and acquisitions experience from his work at Morgenthaler, and his experience serving on another public board.

Ed Grier has been a director since May 7, 2013. Mr. Grier has been the Dean of the Virginia Commonwealth University (“VCU”) School of Business since March 2010. Prior to joining VCU, Mr. Grier spent approximately 29 years with the Walt Disney Company beginning in 1981. He served as the President of the Disneyland Resort from 2006 until 2010. Mr. Grier held various senior financial and operational roles during his career with Disney. Mr. Grier also serves on the boards of the following non-profit entities: Colonial Williamsburg, Virginia Bio Tech Research Park, Brandman University, The Richmond Forum and ChildFund International.

The Board believes that Mr. Grier is well-qualified to serve on our Board based on his operational expertise from operating a multi-billion dollar operation for Disney, his brand marketing expertise obtained while managing one of the world’s most recognized brands and his financial expertise.

Manuel H. Johnson has been a director since September 30, 1993. Dr. Johnson has been co-chairman and senior partner in Johnson Smick International, Inc., an international financial policy-consulting firm, since 1990. From August 1, 1997 until December 2003, Dr. Johnson was the chairman of the Board of Trustees and president of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board. Also during 1997, Dr. Johnson was named a member of the Independence Standards Board (which was dissolved on July 31, 2001), formed jointly by the SEC and the American Institute of Certified Public Accountants. Dr. Johnson is a founder and co-chairman of the Group of Seven Council, an international commission supporting economic cooperation among the major industrial nations. Dr. Johnson is a director of Morgan Stanley Funds. Additionally, he is a director with the following non-profit and educational institutions: National Sporting Library and Museum, Upperville Colt and Horse Show, Troy University Foundation and Mercatus Center at George Mason University. Within the last five years, Mr. Johnson was also a member of the Board of Directors of Evergreen Energy, Inc.

The Board believes that Dr. Johnson is well-qualified to serve on our board based on his financial and macroeconomic expertise, his knowledge of governmental and financial regulatory matters, his ability to access multiple high level information channels in the public and private sectors, his public board experience, and his lengthy experience as one of our directors.

Mel Martinez has been a director since December 1, 2012. Mr. Martinez has been Chairman of the South East and Latin America for JPMorgan Chase & Co. since August 2010. Prior to joining JPMorgan, Mr. Martinez was a partner in the law firm DLA Piper from September 2009 to July 2010. Mr. Martinez served as a United States Senator from Florida from January 2005 to September 2009. Prior to his election, Mr. Martinez served as the Secretary of the United States Department of Housing and Urban Development (“HUD”) from January 2001 to January 2004. Mr. Martinez is also serves on the boards of Marriott Vacations Worldwide Corporation, where he is the lead director, Habitat for Humanity International and the Orlando Magic Youth Foundation. Within the past five years, Mr. Martinez was a director of Progress Energy, Inc.

The Board believes that Mr. Martinez is well qualified to serve as one of our directors based upon his government and housing regulatory matters experience in connection with his service as Secretary of HUD, his ability to access high level information channels in the public sector and his public board experience.

William A. Moran has been a director since September 30, 1993. Mr. Moran has been the chairman of Elm Street Development, Inc. (“Elm Street”) since 1996. Until January 1, 2010, Mr. Moran was a director of Craftmark, Inc., a homebuilder in Virginia, Maryland, Pennsylvania and Delaware and Craftstar, Inc., which develops, invests in and periodically sells apartments, condominiums, single family homes and townhomes in Virginia and Maryland. Mr. Moran is also a director of ESD, Inc.

The Board considered Mr. Moran’s lengthy homebuilding, real estate and land development experience, his senior leadership experience from being a Chief Executive Officer, his operational expertise and his expertise in managing a company within a cyclical industry in concluding that Mr. Moran is highly qualified to serve as one of our directors.

David A. Preiser has been a director since September 30, 1993. Mr. Preiser has been co-president of the investment banking firm of Houlihan Lokey since 2013 and a member of the Board of Directors since 2001. Since January 1, 2005, Mr. Preiser has served as Chairman of Houlihan Lokey– Europe, pursuant to which he leads Houlihan Lokey’s European investment banking activities, with a particular focus on Houlihan Lokey’s European restructuring business. Mr. Preiser is also active in Houlihan Lokey’s restructuring activities in the United States. Since 1990, Mr. Preiser had been active in coordinating Houlihan Lokey’s real estate and financial restructuring activities as a senior managing director. Mr. Preiser is also a director of Ronald McDonald House of NY. Within the last five years, Mr. Preiser was also a member of the Board of Directors of AIT Holding Company, LLC.

The Board believes that Mr. Preiser is well-suited to serve as one of our directors based on his expertise of managing workouts of distressed companies, his senior leadership experience of setting global strategic vision for an organization, his financial expertise from working in the investment banking field, his knowledge of capital markets, his business development and mergers and acquisitions experience, his experience sitting on other public boards, and his lengthy experience as one of our directors during different points in our business cycle.

W. Grady Rosier has been a director since December 1, 2008. Mr. Rosier has been the president and CEO of McLane Company, Inc. (“McLane”), a supply chain services company, since 1995. Prior to that date, Mr. Rosier has held various senior management roles since joining McLane in 1984. Mr. Rosier serves as a director of NuStar Energy L.P. Within the last five years, Mr. Rosier was also a director of Tandy Brands Accessories, Inc. and Evergreen Energy, Inc.

The Board believes that Mr. Rosier is highly qualified to serve as one of our directors because of his senior leadership experience from being a Chief Executive Officer, his other public board experience, and his operational expertise of being responsible for setting global strategic vision for an entire organization.

Paul W. Whetsell has been a director since March 1, 2007. Mr. Whetsell has been the President and CEO of Loews Hotels Holding Corporation since January 2012. From 2006 until January 2012, Mr. Whetsell was the president and chief executive officer of Capstar Hotel Company. From August 1998 until May 2006, Mr. Whetsell served as the chairman and chief executive officer of Meristar Hospitality Corporation, and as the Chairman of Interstate Hotels and Resorts, Inc. (“Interstate”) from August 1998 until March 2009. From August 1998 until October 2003, he also served as the chief executive officer of Interstate and its predecessor. He also serves on the board of CMR Associates, the Cystic Fibrosis Foundation and Dolphin Capital Opportunities. In the past five years, Mr. Whetsell was also a director of Virgin Hotels North America, LLC.

The Board considered Mr. Whetsell’s senior leadership experience from being a chief executive officer of a publicly-traded company, his public board service experience, his operational expertise, his real estate experience, and his brand marketing expertise in concluding that Mr. Whetsell is highly qualified to serve as one of our directors.

Board Independence

Our Board has established Director independence standards to assist us in determining director independence, the standards of which meet the independence requirements of the NYSE corporate governance listing standards (our common stock is listed on the NYSE). Our independence standards are included within our Corporate Governance Guidelines, which are available on our website at http://www.nvrinc.com. Our Board considers all relevant facts and circumstances in making an independence determination. As required by the rules of the NYSE, for a director to be considered “independent” under our independence standards, our Board must affirmatively determine that the director has no material relationship with us (other than as a director) directly or indirectly.

Our Board has affirmatively determined that Messrs. Andrews, Butler, Donahue, Eckert, Festa, Grier, Johnson, Martinez, Preiser, Rosier, and Whetsell are independent pursuant to our independence standards. Mr. Schar, our former Executive Chairman, and Mr. Moran, who controls a company from which we acquire a small portion of our finished lots upon which to build our homes, have been determined by our Board not to be “independent.”

When our Board analyzed the independence of its members, it considered the following transactions that it deemed immaterial to the independence of the director involved based on the amounts involved and the ordinary course business nature of the transactions:

•	Mr. Donahue is a director of The ADT Corporation (“ADT”), a publicly traded home security company. The independent, disinterested members of our Board have authorized us to obtain services in the ordinary course of business from ADT’s predecessor, Tyco International Ltd., for model home security monitoring systems as well as built-in security and fire protection systems within homes sold to customers. In 2013, we obtained such services from ADT. The Board concluded that NVR’s relationship with ADT does not affect the independence of Mr. Donahue because his position as a director of ADT does not enable him to derive any benefit from the relationship. In addition, all transactions were in the ordinary course of business and conducted at arms-length.

•

Mr. Martinez is an employee of JPMorgan Chase & Co. (“JPMorgan”), a publicly traded financial institution. The independent, disinterested members of our Board authorized us to obtain services in the ordinary course of business from JPMorgan. NVR’s mortgage subsidiary, NVR Mortgage Finance, Inc., sells mortgages it originates to JPMorgan in the ordinary course of business. In addition, NVR obtains banking services from JPMorgan in the ordinary course of business. NVR had an on-going relationship with JPMorgan prior to Mr. Martinez joining our Board. The Board concluded that NVR’s relationship with JPMorgan does not affect the independence of Mr. Martinez because his position as an employee of JPMorgan does not enable him to derive any benefit from the relationship. In addition, all transactions were in the ordinary course of business and conducted at arms-length.

•	Mr. Whetsell is the President and CEO of Loews Hotels Holding Corporation (“Loews”), a subsidiary of Loews Corporation, a publicly traded company. The independent, disinterested members of our Board authorized us to obtain services in the ordinary course of business from Loews. In 2013, we paid for use of space at one of the hotels owned by Loews. The Board concluded that NVR’s relationship with Loews does not affect the independence of Mr. Whetsell because the amount of services was insignificant and he did not derive any benefit from the transaction. In addition, this single transaction was in the ordinary course of business and conducted at arms-length.

Board Committees

Audit Committee

We have a separately designated standing Audit Committee comprised of five members, each of whom satisfies the independence standards specified above and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (“1934 Act”). All current members of our Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. Our Board has determined that Manuel H. Johnson, our current Audit Committee Chairman, qualifies as an audit committee financial expert as defined within Item 407(d)(5) of Regulation S-K under the 1934 Act. This designation does not impose on Mr. Johnson any duties, obligations or liability that are any greater than are generally imposed on him as a member of our Audit Committee and our Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit Committee or our Board.

Our Audit Committee operates pursuant to a charter adopted by our Board that is available at http://www.nvrinc.com. As enumerated in the Charter, our Audit Committee was established to assist our Board’s oversight of (1) the integrity of our accounting and financial reporting processes; (2) our compliance with legal and regulatory requirements; (3) our independent external auditor’s qualifications and independence; and (4) the performance of our internal audit function and our independent external auditors. Among other things, our Audit Committee prepares the Audit Committee Report for inclusion in our proxy statement; annually reviews our Audit Committee Charter and the Audit Committee’s performance; appoints, evaluates and determines the compensation of our independent external auditors; maintains written procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters; reviews substantiated complaints received from internal and external sources regarding accounting, internal accounting controls or auditing matters; oversees our internal audit department, and reviews reports from management regarding significant accounting, internal accounting controls, auditing, legal and regulatory matters. Our Audit Committee has the authority and available funding to engage any independent legal counsel and any accounting or other expert advisors, as our Audit Committee deems necessary to carry out its duties.

Compensation Committee

We have a separately designated standing Compensation Committee comprised of four members, each of whom satisfies our independence standards specified above. Our Compensation Committee operates pursuant to a charter adopted by our Board that is available at http://www.nvrinc.com.

Description of Duties

Among other things, our Compensation Committee (1) reviews and determines all compensation of our CEO and, based in part on the recommendation of the CEO, of all of our other executive officers; (2) periodically reviews and makes recommendations to the Board with respect to the compensation of our directors; (3) administers and interprets incentive compensation and equity plans for our employees (except as otherwise described below); (4) assists in preparing the Compensation Discussion and Analysis and prepares our Compensation Committee Report for inclusion in our annual meeting proxy statement in accordance with applicable rules and regulations of the SEC; (5) makes recommendations to our Board about succession planning for our CEO, and in conjunction with the CEO, also considers succession planning for other of our key positions; (6) reviews and approves any employment agreements, or amendments thereto, with our CEO and other applicable executive officers; and (7) annually reviews our Compensation Committee Charter and the Compensation Committee’s performance.

The Compensation Committee charter provides that the Committee may delegate its authority to one or more members of the Committee. Any person to whom authority is delegated must report any actions taken by him or her to the full Committee at its next regularly scheduled meeting. During 2013, the Compensation Committee did not delegate any of its authority to any individual member(s) of the Committee.

The Compensation Committee’s charter also provides that the Compensation Committee may delegate to a senior executive officer of NVR the authority to grant equity awards to non-executive employees, within limits prescribed by the full Board of Directors. Any equity awards granted by a senior executive officer pursuant to delegated authority must be reported to the Compensation Committee at its next regularly scheduled meeting. Our Compensation Committee, by resolution, delegated authority to Mr. Saville, acting jointly with the Senior Vice President of Human Resources, to grant equity awards to new and existing employees below the executive officer rank during 2013. The Senior Vice President of Human Resources is required to report any equity awards granted pursuant to this delegated authority to the Compensation Committee at its next scheduled meeting after the delegated authority is exercised.

For a discussion of the role of Mr. Saville in recommending the amount or form of compensation paid to our named executive officers during 2013, see the Compensation Discussion and Analysis below.

Compensation Consultants

Pursuant to its charter, the Compensation Committee has the sole authority and the entitlement to funding to obtain advice and assistance from compensation consultants, as well as internal or outside legal, accounting or other expert advisors, that it determines to be necessary to carry out its duties. Periodically the Compensation Committee engages a compensation consultant to provide advice regarding executive officer compensation on an as needed basis. In 2013, the Compensation Committee engaged Aon Hewitt to assist us in reviewing our long-term incentive plan, which included an analysis of the annual salary, annual incentive opportunity and long-term incentive compensation plan available to our named executive officers as compared to our peer group. The Compensation Committee has analyzed the independence of Aon Hewitt under the standards established by the New York Stock Exchange and determined that its work did not present any conflict of interest.

Compensation Committee Interlocks and Insider Participation

During 2013, our Compensation Committee was comprised of Mr. Eckert, Mr. Preiser, Mr. Rosier, Mr. Whetsell and, until his retirement from the Board in May 2013, John Toups. During that time, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our Board or our Compensation Committee; accordingly, there were no interlocks with other companies within the meaning of the SEC’s proxy rules during 2013.

Nominating Committee

We have a separately designated standing Nominating Committee comprised of four members, each of whom satisfies our independence standards specified above. The Nominating Committee operates pursuant to a charter adopted by the Board that is available at http://www.nvrinc.com.

Among other things, the Nominating Committee (1) identifies individuals qualified to become Board members; (2) recommends that our Board select the director nominees for the next annual meeting of shareholders; (3) recommends to our Board names of individuals to fill any vacancies on our Board that arise between annual meetings of shareholders; (4) considers from time to time our Board committee structure and makeup, including diversity of our members; and (5) annually reviews our Nominating Committee Charter and the Nominating Committee’s performance. Our Nominating Committee also has the sole authority and appropriate funding to obtain advice and assistance from executive search firms, and internal or outside legal, accounting or other expert advisors that it determines necessary to carry out its duties.

Attached as Appendix A are our Policies and Procedures for the Consideration of Board of Directors Candidates, including nominations submitted by our security holders. This material is also available at http://www.nvrinc.com. These policies and procedures include minimum qualifications for director nominees and the process for identifying and evaluating director nominees. Our Nominating Committee has a stated goal of identifying well-qualified director candidates that would enhance the Board’s diversity. In searching for potential director candidates, the Nominating Committee first seeks the most qualified candidates with a record of success. The Committee also searches for candidates that promote diversity of views, backgrounds, experience and skills to the Board.

Corporate Governance Committee

We have a separately designated standing Corporate Governance Committee comprised of four members, each of whom satisfies our independence standards specified above. The Corporate Governance Committee operates pursuant to a charter adopted by our Board that is available at http://www.nvrinc.com. Our Corporate Governance Guidelines are also available at http://www.nvrinc.com.

Among other things, the Corporate Governance Committee (1) develops and recommends to our Board a set of corporate governance principles; (2) annually reviews and assesses the adequacy of our Corporate Governance Guidelines, including ensuring that they reflect best practices where appropriate; (3) manages the Board’s annual self-evaluation process; and (4) annually reviews our Corporate Governance Committee Charter and the Corporate Governance Committee’s performance. Our Corporate Governance Committee must obtain Board approval for funding to obtain advice and assistance from internal or outside legal, accounting or other expert advisors that it determines necessary to carry out its duties.

Qualified Legal Compliance Committee

Our Qualified Legal Compliance Committee (“QLCC”) is a separately designated standing committee, currently consisting of all of the members of our Audit Committee. It was established to assist our Board in fulfilling its responsibilities relating to oversight of legal compliance by our employees and us and to meet the requirements for a qualified legal compliance committee under Part 205 of the rules of the SEC (the “Part 205 Rules”). The composition of the QLCC is intended to comply with all independence requirements under the Part 205 Rules. Our QLCC operates pursuant to a charter adopted by our Board and is available at http://www.nvrinc.com. Our QLCC annually reviews the QLCC Charter and the QLCC’s performance.

Our QLCC has adopted written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation of securities laws or material breach of fiduciary duty or similar material violation by us, or our directors, officers, employees or agents (“Material Violation”) under the Part 205 Rules, and has the authority and responsibility (1) to inform our chief legal officer (“CLO”), CEO and chief financial officer (“CFO”) of any report of evidence of a Material Violation; (2) to determine whether an investigation is necessary regarding any report of evidence of a Material Violation and; (3) if our QLCC determines an investigation is necessary or appropriate, initiate such investigation; (4) to obtain a written report from our CLO or outside counsel conducting any such investigation at the investigation’s conclusion; (5) to recommend, by majority vote, that we implement an appropriate response to evidence of a Material Violation and inform our Board, CEO, CLO and CFO of the results of any such investigation and the appropriate remedial measures to be adopted; and (6) acting by majority vote, to take all other appropriate action, including the authority to notify the SEC in the event that we fail in any material respect to implement an appropriate response that our QLCC has recommended. Our QLCC has the authority and available funding to engage any independent legal counsel, accounting or other expert advisors as our QLCC deems necessary to carry out its duties.

Executive Committee

Our Executive Committee was established pursuant to our Bylaws to have such powers, authority and responsibilities as may be determined by a majority of our Board of Directors. Our Executive Committee has never met, nor has our Board ever delegated any powers, authority or responsibilities to the Executive Committee. Our Board of Directors intends to continue the practice of considering corporate matters outside the scope of our other existing Board committees at the full Board level.

Communications with the Board of Directors

Our Policies and Procedures Regarding Communications with the NVR, Inc. Board of Directors, the Independent Lead Director and the Non-Management Directors as a Group are available at http://www.nvrinc.com.

Transactions with Related Persons

During the year ended December 31, 2013, we entered into new forward lot purchase agreements to purchase finished building lots for a total purchase price of approximately $41,316,000 with Elm Street Development, Inc. (“Elm Street”), which is controlled by one of our directors, Mr. Moran. The independent members of our Board approved these transactions. During 2013, NVR also purchased 258 developed lots at market prices from Elm Street for approximately $38,376,000. We also continue to control a parcel of raw land expected to yield approximately 2,400 finished lots through a joint venture entered into with Elm Street during 2009. We did not make any additional capital contributions in the joint venture in 2013. Finally, during 2013 we paid Elm Street approximately $143,000 to manage the development of a parcel of zoned, unimproved raw land that we purchased from Elm Street in 2010.

Procedures for Approval of Related Person Transactions

All related person transactions must be considered, reviewed and approved or ratified by the disinterested, independent directors of our Board, regardless of the type of transaction or amount involved. This requirement is set forth in Section 7.05 of our Bylaws (available on our website at http://www.nvrinc.com), Sections 1 and 4 of our Code of Ethics (available on our website at http://www.nvrinc.com), and our internal Standards of Business Conduct, Human Resource and Financial Policies and Procedures.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as to the beneficial ownership of Common Stock by each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock as of the dates indicated, and each director, director nominee and executive officer and by all directors and executive officers as a group as of March 7, 2014. Except as otherwise indicated, all shares are owned directly and the owner has sole voting and investment power with respect thereto.

Certain Beneficial Owners

Name and Address of Holder	Number of Shares		Percent of Class
BlackRock Inc. 40 East 52nd Street New York, NY 10022	372,586	(1)	8.29%
FMR LLC 245 Summer Street Boston, MA 02210	324,277	(2)	7.22%
Pennant Capital Management, LLC One DeForest Avenue, Suite 200 Summit, NJ 07901	245,802	(3)	5.47%

(1)	As reported within a Schedule 13G filed January 30, 2014, the entity has sole power to vote or direct the vote for 354,661 shares and the sole power to dispose or direct the disposition of 372,586 shares.
(2)	As reported within a Schedule 13G filed February 14, 2014, the entity has sole power to vote or direct the vote for 167,733 shares and sole power to dispose or direct the disposition of 324,277 shares.
(3)	As reported within a Schedule 13G filed February 14, 2014, the entity has shared power to vote or direct the vote and shared power to dispose or direct the disposition of all of the shares reported.

Directors and Management

Name	Number of Shares		Percent of Class
Dwight C. Schar	82,177	(1)	1.8%
C. E. Andrews	2,894	(2)	*
Robert C. Butler	1,820	(3)	*
Timothy M. Donahue	3,032	(4)	*
Thomas D. Eckert	840		*
Alfred E. Festa	3,122	(5)	*
Ed Grier	—		*
Manuel H. Johnson	3,297	(6)	*
Mel Martinez	50		*
William A. Moran	30,122	(7)	*
David A. Preiser	2,882	(4)	*
W. Grady Rosier	3,098	(8)	*
Paul W. Whetsell	3,132	(4)	*
Paul C. Saville	179,993	(9)	4.0%
Daniel D. Malzahn	8,723	(10)	*
Robert W. Henley	12,864	(11)	*
Eugene J. Bredow	3,928	(12)	*
All directors, director nominees and executive officers as a group (17 persons)	341,974		7.4%

*	Less than 1%.
(1)	Includes 14,336 vested options issued under the NVR, Inc. 2000 Broad-Based Stock Option Plan.

(2)	Includes 1,047 vested options issued under the NVR, Inc. 1998 Directors’ Long Term Stock Option Plan and 882 vested options issued under the NVR, Inc. 2010 Equity Incentive Plan.
(3)	Includes 882 vested options issued under the NVR, Inc. 2010 Equity Incentive Plan and 150 shares held in a Charitable Remainder Trust.
(4)	Includes 1,302 vested options issued under the NVR, Inc. 1998 Directors’ Long Term Stock Option Plan and 882 vested options issued under the NVR, Inc. 2010 Equity Incentive Plan.
(5)	Includes 1,592 vested options issued under the NVR, Inc. 1998 Directors’ Long Term Stock Option Plan and 882 vested options issued under the NVR, Inc. 2010 Equity Incentive Plan.
(6)	Includes 1,302 vested options issued under the NVR, Inc. 1998 Directors’ Long Term Stock Option Plan, 882 vested options issued under the NVR, Inc. 2010 Equity Incentive Plan and 65 shares owned by his son.
(7)	Includes 882 vested options issued under the NVR, Inc. 2010 Equity Incentive Plan and 5,107 shares held in trusts for the benefit of his adult children.
(8)	Includes 882 vested options issued under the NVR, Inc. 2010 Equity Incentive Plan.
(9)	Includes 53,672 vested options issued under the NVR, Inc. 2000 Broad-Based Stock Option Plan, 3,208 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust, 4,474 shares held as a discretionary investment in the NVR, Inc. Profit Sharing Plan and 105,883 vested shares held in a Deferred Compensation Rabbi Trust. Excludes 777 shares held in a Deferred Compensation Plan which are not distributable until six months subsequent to separation of service.
(10)	Includes 4,985 vested options under the NVR, Inc. 2000 Broad-Based Stock Option Plan, 986 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust and 354 shares held as a discretionary investment in the NVR, Inc. Profit Sharing Plan.
(11)	Includes 11,514 vested options issued under the NVR, Inc. 2000 Broad-Based Stock Option Plan, 1,102 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust and 248 shares held as a discretionary investment in the NVR, Inc. Profit Sharing Plan.
(12)	Includes 2,985 vested options issued under the NVR, Inc. 2000 Broad-Based Stock Option Plan and 114 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of such stock with the SEC and the national securities exchange upon which our shares are publicly traded. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all such forms filed. To our knowledge, based solely on a review of the copies of such reports furnished to us during 2013 and written representations that no other reports were required, all directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO

BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND

EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES

EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO

FILED.

REPORT OF THE AUDIT COMMITTEE

NVR’s Audit Committee is solely comprised of independent directors as defined by our independence standards (see above) and in the applicable SEC rules, and operates pursuant to a charter adopted by our Board, which is available at http://www.nvrinc.com.

Our management has primary responsibility for preparing our financial statements and establishing financial reporting systems and internal controls. Management also has the responsibility of reporting on the effectiveness of our internal controls over financial reporting. Our independent external auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of our internal control over financial reporting. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements and management’s assessment of the effectiveness of our internal controls over financial reporting with management, and reviewed and discussed KPMG LLP’s audit opinions with KPMG LLP;

2.	The Audit Committee has discussed with KPMG LLP the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”);

3.	The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence; and

4.	Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

The undersigned, constituting all of the members of the Audit Committee, have submitted this report to the Board of Directors.

Manuel H. Johnson (Chairman), C.E. Andrews, Robert C. Butler, Alfred E. Festa and Ed Grier

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following is a summary of certain executive compensation practices that we have implemented to align our executive compensation practices with our shareholders’ interests.

What We Do

•	We tie pay to performance by making the majority of compensation “at risk” and linking it to shareholders’ interests.

•	Our annual bonuses are performance based.

•	Our annual bonuses are capped at 100% of base salary.

•	The majority of our named executive officers’ compensation is in the form of long-term equity-based compensation.

•	Our robust NVR share ownership requirements further align the interests of our named executive officers with our shareholders’ interests.

•	Our equity agreements and employment agreements include double trigger change in control provisions for post-employment benefits and equity awards.

•	Our equity agreements have a clawback provision.

•	Our equity agreements and employment agreements have a non-competition provision.

•	We mitigate undue risk in our compensation programs by placing the majority of compensation in the form of long-term equity, capping annual bonus payments, having a clawback provision in our equity agreements and having robust share ownership requirements.

•	We mitigate the potential dilutive effect of equity awards through our robust share repurchase program.

•	Our Compensation Committee utilizes an independent compensation consultant.

What We Don’t Do

•	We do not award any discretionary cash compensation.

•	We do not provide perquisites.

•	We do not permit hedging or pledging of NVR stock by named executive officers.

•	We do not re-price stock options.

•	We do not grant stock options below 100% of fair market value.

•	We do not provide any excise tax gross-ups.

•	We do not provide defined benefit or supplemental executive retirement plans.

Executive Summary

Our Compensation Committee’s goal for our named executive officers’ compensation program is to motivate and retain highly qualified and experienced executives, provide performance based incentives and align our compensation with long-term creation of shareholder value. The compensation program for our named executive officers includes three components:

•	Base salaries;

•	Annual performance-based cash bonuses; and

•	Long-term equity-based compensation.

This Compensation Discussion and Analysis provides information regarding our compensation philosophy and objectives and the factors considered by the Compensation Committee when establishing compensation levels for our named executive officers during 2013. Our named executive officers for 2013 were:

•	Paul C. Saville – President and Chief Executive Officer

•	Daniel D. Malzahn – Vice President, Chief Financial Officer and Treasurer

•	Robert W. Henley – President of NVR Mortgage Finance, Inc.

•	Eugene J. Bredow – Vice President and Controller

•	Dennis M. Seremet – Former Senior Vice President, Chief Financial Officer and Treasurer (retired on February 19, 2013)

The following are highlights of our 2013 compensation program for our named executive officers:

Cash compensation

•	Our target total annual cash compensation (base salary and annual bonus opportunity) remains at or below the 50th percentile relative to comparable positions in other publicly traded companies within our industry.

•	Mr. Saville’s base salary was increased for the first time since 2006.

•	Mr. Bredow’s salary was increased in 2013 based on his job performance.

•	Messrs. Malzahn and Henley were not eligible for salary increases in 2013 due to their promotions in February 2013 and October 2012, respectively.

•	The annual incentive for all named executive officers remained capped at 100% of base salary. The named executive officers earned 97.8% of this annual bonus opportunity during 2013.

Equity compensation

•	We maintained our philosophy of aligning the compensation of our named executive officers with our shareholders’ interests by placing the majority of the named executive officers’ total compensation at risk in the form of equity.

•	In May 2013, we issued grants of restricted share units to our named executive officers and other key managers, which vest on December 31, 2015. The previous grants made in 2010 under the 2010 Plan fully vest as of December 31, 2014. We believe that the May 2013 grants were necessary to ensure the retention of our named executive officers and other key managers beyond 2014. This approach continues our past practice of periodic instead of annual equity grants. While we recognize that annual grants are more common, this practice has served us well in motivating and retaining key executives and managers.

•	We maintained our Common Stock ownership requirements for our named executive officers, under which they must acquire and hold Common Stock with a total fair market value ranging from four to eight times their annual base salaries, depending on position. The ownership requirements range from $1 million to $9.6 million.

Say on Pay

In 2013, approximately 97% of the shares voted were cast in favor of the 2012 compensation of our named executive officers. While the vote was advisory in nature, the Committee views the vote as confirmation that our shareholders generally believe that the compensation of our named executive officers is appropriately aligned with their performance and our financial performance as well as the interests of our shareholders. Nevertheless, since that vote, we have continued discussions with our shareholders regarding our compensation philosophies and practices. We recently met with shareholders who own approximately 50% of our shares to get their input in the development of the NVR, Inc. 2014 Equity Incentive Plan, which will be voted upon at the 2014 Annual Meeting.

Overview

During 2013, the homebuilding market continued to improve and strengthen following the prolonged housing market downturn. Our 2013 financial results reflect the improving housing market (all comparisons are to our 2012 financial results):

•	Revenues increased 32%;

•	Net income increased 48%;

•	Diluted earnings per share increased 56%;

•	New orders increased 8%; and

•	The average sales price of new orders increased 10%.

In addition, we repurchased approximately 581,000 shares of our common stock during 2013, which represented 12% of our shares outstanding as of December 21, 2012.

Our business philosophy and mission has been to develop and hone a business model to maximize shareholder value in a cyclical industry. Our business model and strategic approach is to deliver industry leading (among the publicly traded homebuilding peer group) rates of return on capital, return on equity and growth in earnings per share. Since the downturn began in 2006, we have led the group in total shareholder return over that eight-year period (see the following chart).

We believe these results are due to: 1) our macro view that housing is a cyclical industry and we have developed the appropriate business model and strategies to be successful in that environment; and 2) our highly skilled and motivated management team that has remained extremely disciplined in executing our significantly different business model. Additionally, several key aspects of our strategy that are well engrained in our corporate culture are: 1) a strong alignment between management incentives (at all levels, not just named executive officers) and long term shareholder returns; 2) stability and long term retention of our management team; 3) generation of cash flow; and 4) a comprehensive understanding of our fiduciary duties as managers of a public company. We believe that we have been successful in retaining our management team through the use of our long term incentive program, which, in turn, has led to our long term success.

Our compensation philosophy is an integral part of our business philosophy with its focus on taking a long-term view and delivering superior results. We have held the named executive officers’ total target annual cash compensation at or below the 50th percentile relative to comparable positions in other publicly traded companies within our industry. We have continued to focus our annual bonus opportunity, which is limited to 100% of base salary, on maintaining profitability and generating sales. We have also maintained strong linkage between long term shareholder value creation and management compensation.

As to the equity component of the named executive officers’ compensation, the majority of their compensation opportunity is provided in the form of periodic bulk grants of equity with a long-term vesting schedule. This helps ensure that the named executive officers are focused on driving the execution of our business strategies over a multi-year period to generate sustained success, and are not focused on short-term quarterly or annual achievements that may not build long-term shareholder value. We do not issue equity awards to executive officers annually. Our preference is to use stock options as we believe that stock options are inherently performance-based since the optionee does not realize value unless the stock price appreciates above the grant price. We believe stock options align the long-term interests of our named executive officers with our shareholders.

Our preference is always to grant multi-year (or bulk) stock options in a single grant that vest ratably over a period of several years. The most recent multi-year, or bulk grant, was made under our long-term incentive plan in May 2010 and will be fully vested as of December 31, 2014. Because we did not have any portion of our long term incentives vesting beyond December 31, 2014, we took the extraordinary step of granting equity to our named executive officers and other key managers for a single period vesting on December 31, 2015. Although a stop gap measure, we felt it was prudent and necessary to maintain continuity of long term incentives for our management team. We believe the competitiveness in the market place for our key managers warranted this short term measure.

We believe the issuance of long-term equity awards allows us to achieve two important objectives in addition to the goal of focusing the named executive officers on the creation of long-term shareholder value. First, it dramatically aids our retention efforts. Second, each equity award ties the named executive officer to non-compete provisions that further protect our business interests.

General Compensation Philosophy and Objectives

Our philosophy for compensating our named executive officers is to place significant focus on, and reward achievement of, long-term objectives, which we believe is essential considering the cyclical nature of the industry in which we operate. The homebuilding industry exhibits peaks and troughs over a long-term period. Because we need to effectively manage our business over these lengthy time periods and during different stages of the homebuilding cycle and economic cycles, we believe that the majority of our named executive officers’ compensation should be based on accomplishing our long-term plans and objectives, and not on short-term quarterly or annual measures. We focus our named executive officers on long-term objectives over the entire cycle by limiting short-term cash compensation opportunities and emphasizing long-term earning opportunities through ownership of our common stock. Specifically, we:

•	target and pay cash compensation to our named executive officers in amounts that we believe to be at or below the 50th percentile relative to comparable positions in other publicly traded companies within our industry;

•	cap the annual cash bonus opportunity of our named executive officers at 100% of their base salary, and do not provide any opportunity to exceed that amount for short-term quarterly or annual performance in excess of our annual business plan;

•	issue our named executive officers periodic (though not annual) equity grants that vest over a long period of time; and

•	require our named executive officers to own a substantial value of NVR stock through our robust stockholding requirements.

A long-term equity interest in our company by our named executive officers is the major thrust of our philosophy. We believe that providing the majority of their compensation in the form of equity grants with a long-term vesting schedule is an effective way to align their interests with the creation of long-term shareholder value. Further, it assists us in retaining their services, and the services of all of our other management employees compensated in the same manner, over a long-term period. Additionally, each equity grant agreement contains non-compete provisions that protect our interests. Retention of our experienced management team, which includes our named executive officers, has been and will continue to be one of our key strategic goals in managing our business.

We also require our named executive officers to continuously own Common Stock with a market value of four to eight times their respective base salaries, depending on position (see the Stock Ownership Guidelines discussion below). To encourage further equity ownership, we give each of our named executive officers, at their choice, the opportunity to defer salary and any earned annual bonus awards into our deferred compensation plan. All deferred amounts must be invested solely in our common stock and are paid out only after separation of service (see the Deferred Compensation Arrangements discussion below). We believe that fostering a long-term focus through equity compensation and ownership effectively aligns our named executive officers’ interests with those of our shareholders.

Compensation Determination Process

Input of Management

Mr. Saville and our Senior Vice President of Human Resources make recommendations to the Compensation Committee with respect to the amount of each element of compensation paid to each named executive officer, other than Mr. Saville. These recommendations are partially based on salary information for comparable positions at other large, publicly traded homebuilding and mortgage companies, as well as Mr. Saville’s assessment of each officer’s overall performance during the prior year. The Committee reviews this same salary information, as well as comparative financial measures (our financial and operating performance compared to information publicly available on our industry peers) and our overall financial strength for purposes of determining the compensation paid to Mr. Saville. Our Compensation Committee has the final authority to determine the compensation of our named executive officers, and exercises such authority regardless of what recommendations are made or information they are provided by management.

Use of External Consultants

In 2013, the Compensation Committee engaged Aon Hewitt to assist the Committee in formulating long term incentive plan strategies for certain of our employees, including our named executive officers, the result of which was the grant of restricted share units in May 2013. Aon Hewitt’s analysis included a comparative analysis of the named executive officer base pay, annual incentive opportunities and long-term incentive compensation. To formulate the peer group data, Aon Hewitt reviewed publicly available information from our major competitors: Beazer Homes USA, Inc.; D. R. Horton, Inc.; Hovnanian Enterprises, Inc.; KB Home; Lennar Corporation; MDC Holdings, Inc.; Meritage Homes Corporation; PulteGroup, Inc.; Standard Pacific Corporation; The Ryland Group, Inc.; and Toll Brothers, Inc.

The Compensation Committee assessed the independence of Aon Hewitt pursuant to SEC and New York Stock Exchange rules and concluded that no conflict of interest exists that would prevent Aon Hewitt from serving as an independent consultant to the Compensation Committee.

Determining the Size of Equity Awards

When issuing the periodic, or bulk, grants under our equity plans to our named executive officers, the Compensation Committee, with assistance from the compensation consultant engaged by the Committee, first establishes a dollar value of the total targeted annual compensation to be awarded by position. After determining the salary and annual bonus components for a particular year, these amounts are subtracted from the total targeted compensation for that year to derive the fair value that we want to transfer to the executive in the form of an equity award for the year. When making a bulk grant to cover multiple years, we multiply the equity award value for a single year by the number of years that the bulk grant covers to determine the total value of the bulk grant. On the date of grant, we divide that total equity award fair value dollar amount by the per share fair value, calculated using the Black Scholes option pricing model, to determine the number of stock options or restricted share units to award.

Although we consider this approach to sizing equity awards to be a reasoned approach based on a widely accepted option-pricing model, the ultimate value of an equity award becomes clear only when it is exercised or vests, as applicable. We do not consider realized or realizable gains from prior equity grants when setting new grant amounts. We do not believe that it is a fair practice to offset current compensation by realized or unrealized equity gains several years after the equity has been issued. Depending on our future stock price, any equity grant may wind up being worth less with regard to restricted share units or worthless with regard to stock options, or conversely, worth much more than the fair value initially estimated. Our goal is that the actual gain realized on an equity award will exceed our initial estimate of fair value, because gains in excess of that estimate mean that similar gains were realized by all shareholders that held our common stock over the same time period. We believe that limiting potential upside on equity gains does not provide an appropriate incentive for our named executive officers when focusing on long-term results, as our compensation philosophy dictates.

Elements of Compensation

Base Salary

The Compensation Committee took the following actions regarding the base salaries of the named executive officers during 2013:

•	Mr. Saville’s base salary was increased from $800,000 to $1,200,000 effective April 1, 2013. This was the first salary increase for Mr. Saville since 2006. The Committee believed that the salary increase was (1) appropriate based on NVR’s outperformance of its peers during the housing market downturn, (2) necessary to competitively compensate Mr. Saville for his management of NVR in 2013 and beyond, and (3) reasonable to give in 2013 as the housing market recovery continued. In determining Mr. Saville’s salary increase, the Committee compared Mr. Saville’s base salary to the base salaries within the 2013 Aon Hewitt study peer group. The Committee noted that Mr. Saville’s base salary was the lowest in the peer group, as was his target total cash compensation. The Committee also noted that, under Mr. Saville’s leadership, NVR had outperformed our peers throughout the downturn, a period during which Mr. Saville’s base salary was frozen as a cost savings measure. Following this analysis, the Committee increased Mr. Saville’s base salary to match the highest salary in the peer group. However, Mr. Saville’s total target total cash compensation remains less than the 50th percentile of comparable CEO salaries within the peer group due to the 100% of base salary cap on his annual bonus opportunity.

•	Messrs. Malzahn and Henley were not eligible for salary increases in 2013 due to their promotions in February 2013 and October 2012, respectively. Their base salaries are less than the 25th percentile of comparable salaries within the 2013 Aon Hewitt study peer group.

•	Upon the recommendation of Mr. Saville, the Committee increased Mr. Bredow’s base salary from $220,000 to $250,000 effective April 1, 2013 based on Mr. Bredow’s job performance. Following the salary increase, Mr. Bredow’s salary remained less than the 25th percentile of comparable salaries within the 2013 Aon Hewitt study peer group.

Annual Cash Bonus

General

The objective of the annual cash bonus portion of the total compensation package is to focus each of the named executive officers on the attainment of annual goals that we believe are necessary to achieve our five-year business plan. These annual goals are consistent with the current year’s portion of our five-year business plan. The named executive officers’ annual incentive opportunity has historically been capped at 100% of base salary, regardless of whether the goals are exceeded, because of our overall compensation philosophy of limiting short-term cash compensation in favor of equity-based long-term incentive opportunities, which drives a long-term orientation. Thus, the maximum amount of bonus is earned once the preset performance targets based on the annual business plan are attained. The annual bonus is payable in cash, and may be deferred at the election of the named executive officer. See the Deferred Compensation Plans discussion below. The total target annual cash compensation for each of the named executive officers, comprised of base salary and the maximum annual incentive opportunity, is below the 50th percentile of comparable target total annual cash compensation contained within the 2013 Aon Hewitt study peer group.

The Compensation Committee has never exercised discretion to award bonuses in amounts higher than the amount calculated by our actual results relative to the preset performance target and attainment ranges.

2013 Annual Bonus

For 2013, the Compensation Committee maintained the same annual bonus performance metrics used in 2012 for our named executive officers. The annual bonus opportunity in 2013 for Messrs. Saville, Malzahn, Henley, Bredow and Seremet was based 80% upon our consolidated pre-tax profit (before consolidated annual bonus and stock-based compensation expense but after all other charges) and 20% on the number of new orders (net of cancellations) that we generated compared to our 2013 annual business plan. We believe that these measures provide a proper balance of focusing on current profitability while providing for longer-term growth.

Messrs. Saville, Malzahn, Henley, Bredow and Seremet were to begin earning the consolidated pre-tax profit portion of their annual bonus award once the annual business plan was at least 80% attained (the “threshold”). The full amount of the consolidated pre-tax profit portion of their annual bonus award was to be earned ratably from 80% up to 100% achievement of the annual business plan. Messrs. Saville, Malzahn, Henley, Bredow and Seremet were to begin earning the new orders portion of their annual bonus award once the annual business plan was at least 85% attained. The full amount of the new orders portion of their annual bonus award was to be earned ratably from 85% up to 100% achievement of the annual business plan. In addition, Mr. Henley’s 2013 bonus was subject to a pro-rata reduction, limited to a maximum of 20%, based on the internal audit results of the operations under his direct management.

The following is a summary of the specific performance targets established under the 2013 annual bonus plan and the actual results:

Performance Metric	Threshold	Maximum	Actual	Maximum Bonus Opportunity	% of Maximum Bonus Opportunity Earned
Consolidated Pre-Tax Profit ($000)	$365,550	$456,938	$494,252	80%	100%
New Orders (Net of Cancellations)	10,200	12,000	11,800	20%	89%

Based on our 2013 results, Messrs. Saville, Malzahn, Henley, Bredow and Seremet earned 97.8% of their maximum bonus opportunity of 100% of base salary. Mr. Henley’s earned bonus was reduced by 1.9% for internal audit results, resulting in his 2013 annual bonus being 95.9% of 100% of his base salary.

Equity-Based Compensation

2013 Equity Grants to the Named Executive Officers

In May 2013, we issued grants of restricted share units to our named executive officers and other key managers, which vest on December 31, 2015. The previous grants made in 2010 under the 2010 Plan fully vest as of December 31, 2014. We believe that the May 2013 grants were necessary to ensure the retention of our named executive officers and other key managers beyond 2014. This approach continues our past practice of periodic instead of annual equity grants. While we recognize that annual grants are more common, this practice has served us well in motivating and retaining key executives and managers.

We would have preferred to continue our historical “layered” approach of granting options before the end of the vesting period for the prior grant, such that there is always one grant actively vesting over a multi-year period, with another grant in a pre-vesting period (in essence, two plans outstanding at any given time). We believe that structure focuses our executives on driving shareholder value over a long-term period, and it has been a highly successful retention vehicle for us. However, we did not have enough shares of common stock available under the 2010 Plan to issue competitive, retentive grants to our named executive officers and other key employees beyond 2015.

To determine the size of awards to grant to our named executive officers, the Compensation Committee used the 2013 Aon Hewitt study peer group to benchmark the named executive officers’ total compensation. Based on NVR’s superior financial returns relative to its peer group, the Committee determined to make grants to the named executive officers based on the 75th percentile of total compensation within the Aon Hewitt study peer group. The May 2013 restricted share unit grants to Messrs. Malzahn, Henley and Bredow were reduced by the value of shares vesting in 2015, which were issued in connection with their promotions. The following grants of restricted share units were issued to the named executive officers on May 15, 2013 (see the 2013 Summary Compensation Table and the Outstanding Equity Awards at December 31, 2013 table for further information):

Name	Number of Restricted Share Units Granted (1)	Value Based on Grant Date Fair Value
Paul C. Saville	4,712	$4,699,749
Daniel D. Malzahn	827	$824,850
Robert W. Henley	701	$699,177
Eugene J. Bredow	300	$299,220

(1)	The restricted share units vest on December 31, 2015 based on continued employment.

In addition, the Committee granted 14,000 stock options with a grant date fair value of $3,839,080 to Mr. Malzahn when he was promoted to Chief Financial Officer on February 20, 2013. The stock option grant to Mr. Malzahn vests 25% on each of December 31, 2015, 2016, 2017 and 2018. This grant was made solely in connection with the promotion and reflects the increased responsibilities Mr. Malzahn assumed.

Equity Grant Practices

We do not have a program, plan or practice in place to grant equity in coordination with the release of material non-public information. Our Compensation Committee has sole authority to grant equity to the named executive officers, and the grant date is the date of Compensation Committee approval of the awards. We grant equity once per month to new employees and newly promoted employees. The grant date for these awards is the first of the month following the new hire or promotion date (or the first of the second month if the new hire or promotion occurs after the 20th day of the month).

Equity Plan Features

We believe that our equity plans follow corporate governance best practices in that they do not include:

•	Evergreen provisions;

•	Re-pricing of stock options without shareholder approval (NVR has no history of re-pricing options);

•	Discounted stock options;

•	Reload features; or

•	Accelerated vesting of equity upon announcement of corporate transaction.

Clawback/Forfeiture

Under the terms of the stock option and restricted share unit agreements issued since May 2010, we may recapture from our named executive officers any gains from stock option exercises or restricted share units vested during the prior 12 months if we are required to prepare an accounting restatement due to the material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws. The named executive officer must have knowingly engaged in the misconduct, been grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or been grossly negligent in failing to prevent the misconduct.

Stock Ownership Guidelines

To complete the linkage between the interests of our senior management with our shareholders, we adopted stock ownership guidelines in 2000. These guidelines require the named executive officers (and certain other members of senior management) to acquire and continuously hold a specified minimum level of our shares for so long as we employ them in their respective positions. The Board of Directors determined the holding requirements for the named executive officers based on a review of the publicly available stock holding policies for other publicly traded companies within our industry. The multiple of salary that our named executive officers are required to hold in shares of stock is higher than many other companies. Under our holding requirements, our named executive officers must acquire and hold shares with a total fair market value ranging from four- to eight-times their annual base salaries depending on position. As of December 31, 2013, the holding requirement for each of the named executive officers was as follows:

Name	Base Salary	Factor	Dollar Holding Requirement
Paul C. Saville	$1,200,000	8	$9,600,000
Daniel D. Malzahn	$350,000	6	$2,100,000
Robert W. Henley	$350,000	4	$1,400,000
Eugene J. Bredow	$250,000	4	$1,000,000

Only those shares owned by the named executive officer in their personal account, the NVR Profit Sharing Trust, the NVR Employee Stock Ownership Plan, and the Deferred Compensation Plan count towards the stock ownership requirement. Any named executive officer who does not meet his requirement must retain 100% of the net common stock received upon the vesting of restricted share units and 50% of the net common stock received from option exercises until the holding requirement is attained. “Net common stock received” means the common stock received after the payment of the exercise price, if any, and the taxes withheld related to the vesting of the restricted share unit or the option exercise. All of the named executive officers are currently in compliance with our stock ownership guidelines.

Pledging/Hedging of NVR Stock

Our Board of Directors has adopted a policy that prohibits directors and named executive officers from hedging or pledging NVR stock that they own.

Personal Benefits

Our named executive officers are entitled to and eligible only for the same personal benefits for which all of our employees are eligible.

Deferred Compensation Arrangements

We have two deferred compensation plans. We provide deferred compensation plans for three reasons: i) to encourage ownership of our common stock in furtherance of our compensation philosophy, ii) to establish a vehicle whereby named executive officers may defer the receipt of salary and bonus that otherwise would be nondeductible for company tax purposes into a period where we would realize a tax deduction for the amounts paid (see below Tax Deductibility discussion), and iii) to enable our named executive officers, and other members of management, to acquire shares of our common stock on a pre-tax basis in order to more quickly meet, and maintain compliance with, the stock holding requirements described above. In addition, the structure of our deferred compensation plans effectively increases the stock holding requirements for certain of our named executive officers since shares held in the deferred compensation plans are not eligible for distribution until the named executive officer’s employment terminates. The deferred compensation plans place the earned compensation “at-risk” during the executive officer’s deferral period.

We do not make employer contributions to the deferred compensation accounts. Further, earnings on deferred amounts solely represent appreciation/(depreciation) of the market value of the NVR shares of common stock held. We do not provide for a minimum return or guarantee a minimum payout amount. These are “at risk” investments.

The market value of a named executive officer’s deferred compensation accounts is not considered when setting their other current compensation. The compensation earned and deferred was already reviewed and analyzed based on the above-described compensation philosophy and policies at the time the compensation was earned. Had the executive officer instead elected to receive a payout of the compensation at the time it was earned, and then invested those amounts externally, we would have no knowledge of and would not have considered external investment experience when considering the amount by which we should compensate the executive officer. Thus, we do not believe it is either proper or necessary to consider the value of the executive officer’s deferred compensation account just because it is held in a plan we sponsor and is invested in our stock. In addition, had the amounts not been deferred but rather paid to the applicable named executive officer when earned (and not deferred until separation of service), we would have lost a substantial tax benefit that we will now receive as a result of the deferral. See the 2013 Non-Qualified Deferred Compensation Table and accompanying narrative below for additional information on our deferred compensation plans.

Change of Control and Post-Employment Payments

Each of our named executive officers is party to an employment agreement with us pursuant to which the officer is entitled to post-employment payments upon certain termination events, including termination following a change in control. Generally, we do not believe that we should pay our named executive officers, or any other employee, any incremental compensation upon termination when the termination is either by choice or due to conduct that is potentially detrimental to NVR. Thus, we do not provide any of our named executive officers any incremental post-employment benefits, other than any amounts already earned and accrued at the date of termination, if the termination is voluntary (unless due to a change in control of NVR or retirement), including voluntary termination upon the election or appointment of a new Chairman and/or CEO, or for “Cause.”

We do not provide tax “gross ups” to our named executive officers in connection with any change in control or post-employment payment.

Change of Control Provisions

Change of control provisions applicable to our named executive officers are either “single trigger,” meaning that the change of control event alone triggers either a payment or an acceleration of certain rights, or “double trigger,” meaning that the change of control coupled with the officer’s termination from service within a certain period of time after the change of control triggers a payment or accelerated right.

The change of control provision in each applicable named executive officer’s stock option agreement, restricted share unit agreement or employment agreement for the payment of the post-employment benefit is a double trigger. A double trigger for stock options and restricted share units was selected to conform to corporate governance best practices. A double trigger for the post-employment benefit payment was selected because, unless the named executive officer’s employment is terminated after the change in control, the acquiring entity will continue to pay his salary and annual bonus, which are what the post-employment benefit payment is intended to replace. See the Narrative Disclosures of Termination and Change of Control Payments discussion below for additional information on these post-employment payments.

The change of control provisions in the deferred compensation plans are single trigger, reflecting our intent that the named executive officers have the ability to vote those shares upon any proposed transaction, and to ensure that the named executive officers receive deferred compensation they earned prior to the change of control.

Retirement and Post-Employment Payments

Each of the employment agreements provides for a post-employment benefit of two months’ salary and two months’ pro-rated annual bonus upon the named executive officer’s termination due to death or disability. This amount reflects what we believe to be a modest transition for the executive or his family for termination events that are sudden and beyond the executive’s control. For Mr. Saville, we provide a post-employment benefit of 200% of base salary for termination without cause or that is voluntary within one year after a change in control, and for Messrs. Malzahn, Henley and Bredow, we provide a post-employment benefit of 100% of base salary. These amounts reflect our belief that it is difficult for executive officers to find comparable employment opportunities in a short period of time, particularly after experiencing a termination that was beyond their control. We provide a post-employment benefit of 100% of base salary upon retirement for Messrs. Saville, Malzahn, Henley and Bredow. We consider the 100% payment a nominal reward for length of service given that we do not provide our executives defined benefit or supplemental executive retirement plans.

Management of Compensation-Related Risk

We have designed our compensation programs to avoid excessive risk-taking by placing the majority of our named executive officers’ compensation opportunity in periodic grants of equity with a long-term vesting schedule, capping the annual bonus opportunity at 100% of base salary and having significant stock ownership requirements for our named executive officers. We do not believe any of our compensation programs create risks that are reasonably likely to have a material adverse impact on NVR.

Accounting Impact and Tax Deductibility of Compensation

Accounting Impact

We accrue our named executive officers’ salaries and bonus awards as an expense when earned. For our fixed-price stock options and restricted share unit awards, the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”), Topic 718, requires us to recognize compensation expense within our income statement for share-based payment arrangements, which includes employee equity compensation plans. Stock-based compensation expense is recognized based on the grant-date fair value of the equity awards granted, and is recognized ratably over the requisite service period.

Tax Deductibility

Section 162(m) of the Internal Revenue Code limits the corporate deduction for compensation paid to the named executive officers (other than our CFO) to $1 million unless such compensation qualifies as “performance-based compensation.” Among other things, Section 162(m) requires approval of the performance-based compensation by our shareholders. We have concluded that the adverse tax impact of paying salaries and bonuses to our CEO in excess of that limit was not significant enough to limit the salary and annual bonus amounts awarded. Other than the 2000 Plan, all of our stock option plans are designed to enable all stock option awards to qualify as “performance based” under 162(m). Grants of restricted stock units under the 2010 Plan are not expected to qualify as performance-based compensation.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE

DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES

AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE

SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY

DOCUMENT SO FILED.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee hereby reports as follows:

1.	The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with NVR’s management; and

2.	Based on the review and discussion referred to in paragraph 1, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in our 2014 proxy statement to be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

The undersigned, constituting all of the members of the Compensation Committee, have submitted this report to the Board of Directors.

Thomas D. Eckert (Chairman), David A. Preiser, W. Grady Rosier, and Paul W. Whetsell

2013 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Paul C. Saville Principal Executive Officer	2013	$1,100,000	$4,699,749	—	$1,075,556	$11,200	$6,886,505
	2012	$800,000	—	—	$800,000	$10,500	$1,610,500
	2011	$800,000	—	—	—	$7,850	$807,850

Daniel D. Malzahn Principal Financial Officer (4)	2013	$331,489	$824,850	$3,839,080	$324,122	$11,200	$5,330,741

Robert W. Henley President, NVR Mortgage (5)	2013	$350,000	$699,177	—	$335,704	$10,200	$1,395,081
	2012	$288,833	—	$2,077,800	$288,833	$10,000	$2,665,466
	2011	$237,750	—	—	$13,758	$7,350	$258,858

Eugene J. Bredow Principal Accounting Officer (6)	2013	$242,500	$299,220	—	$237,111	$11,200	$790,031
	2012	$205,740	—	$1,845,040	$205,740	$9,151	$2,265,671

Dennis M. Seremet Former Principal Financial Officer (7)	2013	$65,312	—	—	$63,861	$476,000	$605,173
	2012	$475,000	—	—	$475,000	$10,500	$960,500
	2011	$475,000	—	—	—	$7,850	$482,850

(1)	The amounts disclosed represent the aggregate grant date fair value of restricted share units granted during 2013 in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures relating to service-based vesting conditions. The fair value valuation for restricted share units is equal to the market value per share of NVR stock on the date of grant, which was $997.40 per share.
(2)	The amounts disclosed represent the aggregate grant date fair value of stock option granted during the respective years in accordance with FASB ASC Topic 718, disregarding an estimate of forfeitures relating to service-based vesting conditions. For information on the valuation assumptions, refer to the note on Equity-Based Compensation, Profit Sharing and Deferred Compensation Plans in the NVR financial statements in the Annual Report on Form 10-K for the respective year-end, as filed with the SEC.
(3)	The “all other compensation” includes amounts contributed to our ESOP for the respective plan year, and where applicable, a $500 (for 2011 and 2012) or $1,000 (for 2013) matching contribution made by us pursuant to our 401(K) plan. The amount disclosed in 2013 for Mr. Seremet includes $475,000 paid to Mr. Seremet pursuant to his employment agreement as a retirement payment representing 100% of his base salary.
(4)	Mr. Malzahn succeeded Mr. Seremet as the Principal Financial Officer effective February 20, 2013. Because Mr. Malzahn was not an executive officer prior to February 20, 2013, only 2013 compensation is reported.
(5)	Effective on June 1, 2012, Mr. Henley was promoted from Principal Accounting Officer to the interim acting President of NVR Mortgage Finance, Inc. (“NVRM”). Effective October 1, 2012, Mr. Henley was named as the President of NVRM on a permanent basis.
(6)	Mr. Bredow succeeded Mr. Henley as the Principal Accounting Officer effective June 1, 2012. Because Mr. Bredow was not an executive officer prior to June 1, 2012, only 2012 and 2013 compensation is reported.
(7)	Mr. Seremet retired on February 19, 2013.

2013 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)		All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards	Closing Price on Date of Grant	Grant Date Fair Value on Date of Grant
Name	Grant Date	Target	Maximum
Paul C. Saville (1)	02/19/13	$1,100,000	$1,100,000	—	—	—	—	—
Paul C. Saville (2)	05/15/13	—	—	4,712	—	—	—	$4,699,749
Daniel D. Malzahn (1)	02/19/13	$331,489	$331,489	—	—	—	—	—
Daniel D. Malzahn (3)	02/20/13	—	—	—	14,000	$1,019.74	$980.00	$3,839,080
Daniel D. Malzahn (2)	05/15/13	—	—	827	—	—	—	$824,850
Robert W. Henley (1)	02/19/13	$350,000	$350,000	—	—	—	—	—
Robert W. Henley (2)	05/15/13	—	—	701	—	—	—	$699,177
Eugene J. Bredow (1)	02/19/13	$242,500	$242,500	—	—	—	—	—
Eugene J. Bredow (2)	05/15/13	—	—	300	—	—	—	$299,220
Dennis M. Seremet (1)	02/19/13	$65,312	$65,312	—	—	—	—	—

(1)	Amounts pertain to our 2013 annual bonus plan. See the Annual Cash Bonus section in our Compensation Discussion and Analysis above.
(2)	These restricted share units were granted on May 15, 2013, the date that our Compensation Committee met to approve the grant of the restricted share units.
(3)	These options were granted on February 20, 2013, the effective date of Mr. Malzahn’s promotion to Principal Financial Officer and consistent with the Compensation Committee’s approval. The exercise price of the options was equal to the market value of the underlying stock on the date of grant. Pursuant to the stock options plans from which this award was issued, market value is defined as the closing price of the underlying stock on the trading day immediately preceding the date of grant. See the Equity-Based Compensation section in our Compensation Discussion and Analysis above.

Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables

Employment Agreements

We employed Messrs. Saville, Malzahn, Henley and Bredow pursuant to employment agreements during 2013. Mr. Seremet was also employed pursuant to an employment agreement up to his retirement on February 19, 2013. The agreements for Messrs. Saville, Henley and Seremet were entered into on January 2, 2011, the agreement for Mr. Bredow was entered into on May 31, 2012, and the agreement for Mr. Malzahn was entered into on February 19, 2013. Mr. Henley’s agreement was amended on May 31, 2012 to reflect the change in Mr. Henley’s title and his minimum base salary. The employment agreements with Messrs. Bredow and Henley were amended on February 19, 2013 to increase the payments due them upon retirement, termination without cause or voluntary termination within one year after a change in control from 50% of annual base salary to 100% of annual base salary. In addition, the payment for outplacement services was also changed from $50,000 to $100,000. These changes were made to make the provisions in the employment agreements for Messrs. Bredow and Henley more consistent with the provisions in Mr. Saville’s employment agreement. The employment agreements expire on January 1, 2016 (see further discussion below).

Other than the applicable named executive officers’ titles, minimum base salary amounts and NVR stock holding requirements, the material terms of the employment agreements that were in effect during 2013 are essentially the same and covered:

•	Minimum base salaries:

• Mr. Saville	$ 800,000

• Mr. Malzahn	$ 350,000

• Mr. Henley	$ 300,000

• Mr. Bredow	$ 220,000

• Mr. Seremet	$ 475,000

•	Annual bonus eligibility up to 100% of base salary based on criteria determined by our Compensation Committee (see Compensation Discussion and Analysis – Annual Cash Bonus above);

•	Eligibility to participate in our benefit plans at identical participation costs offered to all of our employees eligible to participate in those plans;

•	Eligibility to have reasonable business expenses reimbursed, subject to reimbursement policies to which all of our employees are subject equally;

•	The requirement of a continuous NVR stock holding requirement, as set forth under the Stock Ownership Guidelines section of the Compensation Discussion and Analysis above;

•	Post-employment payments due under various termination scenarios (see Narrative Disclosures of Termination and Change of Control Payments below for additional information);

•	Covenants not to compete with us (see Narrative Disclosures of Termination and Change of Control Payments below for additional information); and

•	Indemnification to the executives during the performance of their duties to the fullest extent permitted by the laws of the Commonwealth of Virginia.

2013 Compensation

For a discussion of the salaries paid in 2013, see Compensation Discussion and Analysis – Base Salary above. For a discussion of the general terms and objectives of our 2013 annual cash bonus plan, see Compensation Discussion and Analysis – Annual Cash Bonus above. For a discussion of equity grants in 2013, see Compensation Discussion and Analysis – Equity-Based Compensation above.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested
Paul C. Saville:
2000 Option Plan (a)	25,000	—	$515.05	01/02/18	—	—
2000 Option Plan (b)	28,672	28,672	$703.00	05/10/20	—	—
2010 Equity Plan (c)	—	—	—	—	4,712	$4,834,559
Daniel D. Malzahn
2000 Option Plan (a)	3,000	—	$515.05	01/02/18	—	—
2000 Option Plan (b)	1,985	1,985	$703.00	05/10/20	—	—
2010 Equity Plan (d)	—	14,000	$1,019.74	02/19/23	—	—
2010 Equity Plan (c)	—	—	—	—	827	$848,510
Robert W. Henley:
2000 Option Plan (a)	6,000	—	$515.05	01/02/18	—	—
2000 Option Plan (b)	5,514	5,514	$703.00	05/10/20	—	—
2010 Equity Plan (e)	—	10,000	$844.50	09/30/22	—	—
2010 Equity Plan (c)	—	—	—	—	701	$719,233
Eugene J. Bredow:
1998 Option Plan (f)	1,000	—	$505.37	04/30/19	—	—
2000 Option Plan (a)	1,275	—	$515.05	01/02/18	—	—
2000 Option Plan (b)	1,985	1,985	$703.00	05/10/20	—	—
2010 Equity Plan (g)	—	8,000	$804.80	05/31/22	—	—
2010 Equity Plan (c)	—	—	—	—	300	$307,803

(a)	These options were granted on January 3, 2008 and vested on December 31, 2010.
(b)	These options were granted on May 11, 2010. Fifty percent of the options vested on December 31, 2013, and 50% will vest on December 31, 2014, based on continued service.
(c)	These restricted share units were granted on May 15, 2013. The restricted share units vest on December 31, 2015, based on continued service.
(d)	These options were granted on February 20, 2013. Twenty-five percent of the options vest on each of December 31, 2015, 2016, 2017 and 2018, based on continued service.
(e)	These options were granted on October 1, 2012. Twenty-five percent of the options vest on each of December 31, 2014, 2015, 2016 and 2017, based on continued service.
(f)	These options were granted on May 1, 2009. Thirty-three percent of the options vested on each of December 31, 2011, 2012 and 2013.
(g)	These options were granted on June 1, 2012. Twenty-five percent of the options vest on each of December 31, 2014, 2015, 2016 and 2017, based on continued service.

2013 OPTION EXERCISES AND STOCK VESTED

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Paul C. Saville	—	—
Daniel D. Malzahn	2,000	$970,060
Robert W. Henley	—	—
Eugene J. Bredow	—	—

(1)	The value realized is calculated based on the difference between the market price of Common Stock on the date of exercise and the respective exercise price, multiplied by the number of options exercised.

*********

2013 NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($) (a)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Paul C. Saville:
Plan 1 (b)	—	—	$11,224,657	—	$108,637,017
Plan 2 (c)	—	—	$82,343	—	$796,951
Daniel D. Malzahn	—	—	—	—	—
Robert W. Henley	—	—	—	—	—
Eugene J. Bredow	—	—	—	—	—
Dennis M. Seremet:
Plan 1 (d)	—	—	$4,417,443	$41,702,283	—

(a)	Represents unrealized earnings/(losses) of the market value of the Common Stock held in the respective officer’s deferred compensation account. We have never paid dividends.
(b)	Mr. Saville deferred a total of $15,995,411 of earned compensation, all of which was previously reported by us in prior years’ Summary Compensation Tables within our proxy statements.
(c)	Mr. Saville deferred a total of $600,000 of earned compensation, all of which was previously reported by us in prior years’ Summary Compensation Tables within our proxy statements.
(d)	Mr. Seremet deferred a total of $7,334,970 of earned compensation, all of which was previously reported by us in prior years’ Summary Compensation Tables within our proxy statements. In connection with his retirement in 2013, Mr. Seremet received a distribution of all his deferred compensation under the terms of his deferred compensation agreement.

Narrative to the 2013 Non-Qualified Deferred Compensation Table

We have two deferred compensation plans, which we refer to as plans 1 and 2 for purposes of this discussion. Plan 1, which we adopted on December 15, 1999, was closed for new contributions effective December 31, 2004. Each of the named executive officers, solely at their election, may defer 100% of any earned salary or bonus into plan 2, which we adopted December 15, 2005. Stock option gains are prohibited by law from being deferred.

Amounts deferred are invested in a fixed number of shares of our Common Stock, which is purchased on the open market at fair market value. This is the only investment choice for the named executive officers. All amounts placed in the deferred compensation plan are amounts already due to the named executive officer; we do not make employer contributions to their accounts. Further, earnings on deferred amounts solely represent appreciation/(depreciation) of the market value of the NVR shares of Common Stock held. We do not provide for a minimum return or guarantee a minimum payout amount. These are “at risk” investments. The shares of our Common Stock held in each named executive officer’s account are distributed to the named executive officer upon expiration of the deferral period. The deferral period expires for Plan 1 at the named executive officer’s termination of employment, and expires for Plan 2 six months after the named executive officer’s termination of employment.

NARRATIVE DISCLOSURES OF TERMINATION AND CHANGE OF CONTROL PAYMENTS

Our named executive officers are eligible to receive certain termination and/or change in control payments and acceleration rights under certain of the compensation arrangements that they hold with us. These payments and acceleration rights are contained within the executive officers’ employment agreements, employee equity agreements and deferred compensation plan agreements.

Employment Agreements

As noted in the Narrative Disclosure to the Summary Compensation and Grants of Plan-Based Awards Tables, as of December 31, 2013, Messrs. Saville, Malzahn, Henley and Bredow were employed pursuant to employment agreements. The agreements cover the additional payments that would be due to these individuals in the following termination scenarios: 1) death, 2) disability, 3) retirement, 4) cause, 5) without cause, 6) voluntary, 7) voluntary within one year after a change in control, and 8) voluntary upon the election or appointment of a new Chairman and/or CEO accompanied by a change in business philosophy.

Summarized below are the post-employment payments due under the various termination scenarios pursuant to the employment agreements.

Termination Events

•	Death or Disability. The applicable named executive officer is entitled to receive in a lump sum two months of his then annual base salary and accrued pro-rated annual bonus, assuming that the maximum of 100% of base salary is earned for the period ending on the last calendar day of the second calendar month following the month in which the death or disability occurred. Assuming a December 31, 2013 termination event for death or disability, payments would be as follows:

Name	Total Due
Paul C. Saville	$400,000
Daniel D. Malzahn	$116,667
Robert W. Henley	$116,667
Eugene J. Bredow	$83,333

•

Retirement. Upon retirement, the applicable named executive officer is entitled to receive, in a lump sum following six months from the date of retirement, an amount equal to 100% of his then annual base salary and any accrued pro-rated annual bonus, to the extent that performance targets have been achieved and the annual bonus being paid at the same time that all of our other employees are paid their annual bonus. Assuming a December 31, 2013 termination event in connection with retirement, payments would be as follows:

Name	Total Due
Paul C. Saville	$1,200,000
Daniel D. Malzahn	$350,000
Robert W. Henley	$350,000
Eugene J. Bredow	$250,000

In connection with Mr. Seremet’s retirement on February 19, 2013, $475,000 was payable to him for his retirement payment and $63,861 was payable to him for his accrued pro-rated annual bonus pursuant to his employment agreement.

•	Cause. The applicable named executive officers are not entitled to receive any payments after the date of termination for cause. Termination for “cause” is a termination due to:

•	the officer being convicted of any felony, other crime involving moral turpitude, or any crime or offense which results in his incarceration for more than three months;

•	gross misconduct in connection with the performance of his duties as described within the employment agreement; or

•	the officer materially breaching affirmative or negative covenants or undertakings described in the employment agreement, such as the agreement’s non-compete provisions.

•	Without cause. The applicable named executive officer is entitled to receive, in a lump sum following six months from the date of termination, an amount equal to 200% or 100% of his then annual base salary, as applicable, and any accrued pro-rated annual bonus, to the extent that performance targets have been achieved and the annual bonus being paid at the same time that all of our other employees are paid their annual bonus. In addition, we would provide the executive with up to $100,000 of outplacement services. Assuming a December 31, 2013 termination event without cause, payments would be as follows:

Name	Total Due
Paul C. Saville	$2,500,000
Daniel D. Malzahn	$450,000
Robert W. Henley	$450,000
Eugene J. Bredow	$350,000

•	Voluntary. The applicable named executive officer is not entitled to receive any payments after the date of termination.

•	Voluntary within one year after a change in control. The applicable named executive officer is entitled to receive, in a lump sum following six months from the date of termination, an amount equal to 200% or 100% of his then annual base salary, as applicable, and accrued pro-rated annual bonus assuming that 100% of the target bonus would have been paid for that year. A change of control means i) any person or group acquires 50% or more of the combined voting power of our voting stock, ii) substantially all of our assets are sold to another party, iii) we are liquidated or dissolved, or adopt a plan to do so, or iv) we are merged into another entity or we are taken private, and the executive officer experiences a significant reduction in responsibilities. Assuming a December 31, 2013 termination event in connection with a change in control, payments would be as follows:

Name	Total Due
Paul C. Saville	$3,600,000
Daniel D. Malzahn	$700,000
Robert W. Henley	$700,000
Eugene J. Bredow	$500,000

•	Voluntary termination upon the election or appointment, as applicable, of a new Chairman and/or Chief Executive Officer. The applicable named executive officer is not entitled to receive any payments after the date of termination.

Conditions to Receipt of Payment

The covenants within the employment agreements include non-compete provisions, including the prohibition from:

•	engaging, on the individual’s or another entity’s behalf in the homebuilding or mortgage businesses as an employee, greater than 1% owner, manager or otherwise;

•	inducing or attempting to induce any customers or potential customers from conducting business with us;

•	hiring or attempting to hire our employees; or

•	utilizing the services of or trying to acquire land, goods or services from any of our developers or subcontractors.

The periods that the non-compete provisions cover are as follows:

•	During their term of employment with us, the named executive officers are bound by the non-compete covenants at all times.

•	For one year after termination, the named executive officer is bound by the non-compete covenants if the termination was voluntary, due to retirement, for cause, or without cause.

•	The named executive officer is not bound by the non-compete covenants after their termination date if the termination was voluntary within one year after a change in control, or voluntary upon the election or appointment, as applicable, of a new Chairman and/or Chief Executive Officer.

Stock Option and Restricted Share Unit Agreements

Each equity agreement provides for the acceleration of vesting of all unvested equity if we experience a “change in control” (as defined below) and the named executive officer’s employment is terminated without cause within one year following the “change in control.” The accelerated vesting is based on a double trigger, meaning that the named executive officer’s employment needs to be terminated to receive the acceleration right. The “change in control” provisions within the named executive officers’ agreements are identical to the “change of control” provisions within the agreements for all other participants of the respective equity plans. Generally, the “change in control” provision is triggered upon:

•	our merger, consolidation, reorganization or other business combination with one or more other entities in which we are not the surviving entity;

•	our selling substantially all of our assets to another entity; or

•	our experiencing any transaction resulting in any person or entity owning 50% or more of the total number of our voting shares.

Assuming we experienced a “change in control” and the named executive officer’s employment is terminated on December 31, 2013, the market value realized on the accelerated equity for each of the named executive officers would be as follows:

Name	Number of Stock Awards Accelerated (#)	Number of Options Accelerated (#)	Option Exercise Price ($)	Market Price of NVR Common Stock at 12/31/13 ($)	Per Share Intrinsic Value at 12/31/13 ($)	Market Value Realized on Acceleration ($)
Paul C. Saville:
2000 Option Plan	—	28,672	$703.00	$1,026.01	$323.01	$9,261,343
2010 Equity Plan	4,712	—	—	$1,026.01	$1,026.01	4,834,559

						$14,095,902
Daniel D. Malzahn
2000 Option Plan	—	1,985	$703.00	$1,026.01	$323.01	$641,175
2010 Equity Plan	—	14,000	$1,019.74	$1,026.01	$6.27	87,780
2010 Equity Plan	827	—	—	$1,026.01	$1,026.01	848,510

						$1,577,465
Robert W. Henley:
2000 Option Plan	—	5,514	$703.00	$1,026.01	$323.01	$1,781,077
2010 Equity Plan	—	10,000	$844.50	$1,026.01	$181.51	1,815,100
2010 Equity Plan	701	—	—	$1,026.01	$1,026.01	719,233

						$4,315,410
Eugene J. Bredow:
2000 Option Plan	—	1,985	$703.00	$1,026.01	$323.01	$641,175
2010 Equity Plan	—	8,000	$804.80	$1,026.01	$221.21	1,769,680
2010 Equity Plan	300	—	—	$1,026.01	$1,026.01	307,803

						$2,718,658

Deferred Compensation Plans

Under the deferred compensation plans (see the 2013 Non-Qualified Deferred Compensation Table above for more information on these plans), each named executive officer receives a lump sum distribution immediately if we experience a “change of control”, rather than receiving their account balance at separation of service. The “change of control” provisions within the deferred compensation plans are equally applicable to all participants within the plans.

•	Plan 1. Generally, the “change of control” provision is the same as the “change in control” provision set forth in our stock option agreements, as summarized above.

•	Plan 2. Generally, the “change of control” provision is triggered if (i) we experience any transaction resulting in any person or entity owning 50% or more of the total fair market value or total voting power of our shares, (ii) we experience any transaction resulting in any person or entity acquiring 35% or more of the total fair market value or total voting power of our shares during a 12-month period, (iii) a majority of our board of directors is replaced during any 12-month period by new directors not endorsed by a majority of our board of directors who were on our board immediately preceding the new appointments or elections, or (iv) we sell to another entity our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of our total assets.

Assuming a change of control under the deferred compensation plans at December 31, 2013, the market value of the accelerated account balances is presented in the 2013 Non-Qualified Deferred Compensation Table above.

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2013 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($) (2)	Option Awards ($) (3)	Total ($)
Dwight C. Schar	$35,600	$2,349,874	—	$2,385,474
C. E. Andrews	$50,000	$172,550	—	$222,550
Robert C. Butler	$50,000	$172,550	—	$222,550
Timothy M. Donahue	$40,400	$172,550	—	$212,950
Thomas D. Eckert	$43,600	—	—	$43,600
Alfred E. Festa	$48,400	$172,550	—	$220,950
Ed Grier	$28,172	$454,983	$455,361	$938,516
Manuel H. Johnson	$55,200	$172,550	—	$227,750
Mel Martinez	$40,400	—	—	$40,400
William A. Moran	$34,000	$172,550	—	$206,550
David A. Preiser	$48,400	$172,550	—	$220,950
W. Grady Rosier	$48,400	$172,550	—	$220,950
Paul W. Whetsell	$46,800	$172,550	—	$219,350

(1)	Board members are paid a $26,000 annual retainer. Mr. Johnson, the Audit Committee Chairman, is paid an additional annual retainer of $10,000 for serving in that capacity. Board members are paid fees of $1,600 for each Board and Committee meeting attended. Mr. Grier was elected to the Board on May 7, 2013, and thus earned a pro-rata portion of the annual retainer plus applicable meeting fees. Reasonable incidental travel and out-of-pocket business expenses are reimbursed as incurred in accordance with the policies to which all of our executive officers and employees are subject.
(2)	The amounts disclosed represent the aggregate grant date fair value of restricted share unit grants made during 2013 in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures relating to service-based vesting conditions. The fair value valuation for restricted share units is equal to the market value per share of NVR stock on the date of grant, which was $1,017.86 per share for the grant made to Mr. Grier and $997.40 per share for the grants made to Messrs. Schar, Andrews, Butler, Donahue, Festa, Johnson, Moran, Preiser, Rosier and Whetsell.
(3)	The amount disclosed represents the aggregate grant date fair value of a stock option grant made to Mr. Grier upon his election to the Board on May 7, 2013 in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures relating to service-based vesting conditions. For information on the valuation assumptions, refer to the note on Equity-Based Compensation, Profit Sharing and Deferred Compensation Plans in the NVR financial statements in the Annual Report on Form 10-K for the year-end December 31, 2013, as filed with the SEC.

Narrative Disclosure to Director Compensation Table

The cash paid to our directors in the form of the $26,000 annual retainer and the $1,600 per meeting fee has not changed since 2000, other than increasing the Audit Committee Chairman’s annual retainer to $36,000, which occurred in 2003. Aon Hewitt prepared a benchmarking director compensation analysis for our Board in 2013. According to the analysis, the average annual cash compensation paid to our Board is well below the 25th percentile of director cash compensation when compared to a survey of director compensation for companies with revenue between $1.5 billion and $6.0 billion.

Upon being elected to the Board on May 7, 2013, Mr. Grier was issued an equity compensation grant, which is customary when a new director is appointed or elected to our Board. The value of Mr. Grier’s equity grant was the same as the value of grants made to the all directors in May 2010 and to new directors appointed subsequent to May 2010. The structure of the grant was the same structure that was used in 2010-2012, whereby 50% of the award value is payable in time-vested restricted share units and 50% is payable in time-vested stock options. Mr. Grier received a grant of restricted share units with a grant date fair value of approximately $455,000, which vest fifty percent on each of December 31, 2015 and 2016. Mr. Grier also received a grant of stock options with a grant date fair value of approximately $455,000, which vest fifty percent on each of December 31, 2017 and 2018.

On May 15, 2013, a grant of restricted share units was made to directors who had no equity scheduled to vest in 2015, consistent with the grants made to management in May 2013. The restricted share units will vest on December 31, 2015. The grant of restricted share units was made to directors to (1) continue to align the compensation of our directors with shareholders and (2) to maintain their equity vesting schedule consistent with the equity vesting schedule of the named executive officers and other key managers. The grant value was determined based on the Aon Hewitt director compensation analysis discussed above, such that the total director compensation was targeted at the 75th percentile. On May 15, 2013, the Board issued 173 restricted share units that will vest on December 31, 2015 to each of Messrs. Andrews, Butler, Donahue, Festa, Johnson, Moran, Preiser, Rosier and Whetsell. No grants were made to Messrs. Eckert, Grier or Martinez since they each had equity scheduled to vest in 2015. This methodology is consistent with the methodology followed for the management employees.

Consistent with the May 2010 equity grants to the directors, the Board determined to make a larger grant to Mr. Schar, the Board’s non-executive chairman, equal to half of the long-term incentive award granted to Mr. Saville. In determining to grant this award to Mr. Schar, the Board considered Mr. Schar’s continuing major contributions to NVR in his current role. On May 15, 2013, Mr. Schar was granted 2,356 restricted share units that will vest on December 31, 2015.

The following table sets forth the outstanding stock option and restricted share unit awards for our directors at December 31, 2013:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested
Dwight C. Schar
2000 Option Plan (a)	14,336	14,336	$703.00	05/10/20	—	—
2010 Equity Plan (b)	—	—	—	—	2,356	$2,417,280
C. E. Andrews:
1998 Option Plan (c)	1,047	—	$637.10	05/05/18	—	—
2010 Equity Plan (a)	882	882	$703.00	05/10/20	—	—
2010 Equity Plan (b)	—	—	—	—	173	$177,500
Robert C. Butler:
1998 Option Plan (d)	434	—	$515.05	01/02/18	—	—
2010 Equity Plan (a)	882	882	$703.00	05/10/20	—	—
2010 Equity Plan (b)	—	—	—	—	173	$177,500
Timothy M. Donahue:
1998 Option Plan (d)	1,302	—	$515.05	01/02/18	—	—
2010 Equity Plan (a)	882	882	$703.00	05/10/20	—	—
2010 Equity Plan (b)	—	—	—	—	173	$177,500
Thomas D. Eckert:
2010 Equity Plan (e)	—	2,035	$669.85	11/30/21	—	—
2010 Equity Plan (f)	—	—	—	—	340	$348,843
Alfred E. Festa:
1998 Option Plan (g)	1,592	—	$434.25	11/30/18	—	—
2010 Equity Plan (a)	882	882	$703.00	05/10/20	—	—
2010 Equity Plan (b)	—	—	—	—	173	$177,500
Ed Grier
2010 Equity Plan (h)	—	1,428	$1,017.86	05/06/23	—	—
2010 Equity Plan (i)	—	—	—	—	447	$458,626
Manuel H. Johnson:
1998 Option Plan (d)	1,302	—	$515.05	01/02/18	—	—
2010 Equity Plan (a)	882	882	$703.00	05/10/20	—	—
2010 Equity Plan (b)	—	—	—	—	173	$177,500
Mel Martinez
2010 Equity Plan (j)	—	1,688	$899.84	11/30/22	—	—
2010 Equity Plan (k)	—	—	—	—	506	$519,161
William A. Moran:
2010 Equity Plan (a)	882	882	$703.00	05/10/20	—	—
2010 Equity Plan (b)	—	—	—	—	173	$177,500
David A. Preiser:
1998 Option Plan (d)	1,302	—	$515.05	01/02/18	—	—
2010 Equity Plan (a)	882	882	$703.00	05/10/20	—	—
2010 Equity Plan (b)	—	—	—	—	173	$177,500
W. Grady Rosier:
2010 Equity Plan (a)	882	882	$703.00	05/10/20	—	—
2010 Equity Plan (b)	—	—	—	—	173	$177,500
Paul W. Whetsell:
1998 Option Plan (d)	1,302	—	$515.05	01/02/18	—	—
2010 Equity Plan (a)	882	882	$703.00	05/10/20	—	—
2010 Equity Plan (b)	—	—	—	—	173	$177,500

(a)	These options were granted on May 11, 2010. Fifty percent of the options vested on December 31, 2013 and fifty percent will vest on December 31, 2014, based on continued service.
(b)	These restricted share units were granted on May 15, 2013. They vest on December 31, 2015, based on continued service.
(c)	The options were granted on May 6, 2008. Mr. Andrews received a grant of 1,047 options, which vested in one-third increments on each of December 31, 2010, 2011 and 2012.

(d)	The options were granted on January 3, 2008. The applicable director received a grant of 1,302 options, which vested in one-third increments on each of December 31, 2010, 2011 and 2012.
(e)	The options were granted on December 1, 2011. Mr. Eckert received a grant of 2,035 options, which vests in fifty-percent increments on each of December 31, 2015 and 2016, based on continued service.
(f)	These restricted share units were granted on December 1, 2011. They vest on December 31, 2014, based on continued service.
(g)	The options were granted on December 1, 2008. Mr. Festa received a grant of 1,592 options, which vested in one-third increments on each of December 31, 2010, 2011 and 2012.
(h)	These options were granted on May 7, 2013. Mr. Grier received a grant of 1,428 options, which vests in fifty-percent increments on each of December 31, 2017 and 2018, based on continued service.
(i)	These restricted share units were granted on May 7, 2013. They vest in fifty-percent increments on each of December 31, 2015 and 2016, based on continued service.
(j)	These options were granted on December 1, 2012. Mr. Martinez received a grant of 1,688 options, which vests in fifty-percent increments on each of December 31, 2016 and 2017, based on continued service.
(k)	These restricted share units were granted on December 1, 2012. They vest in fifty-percent increments on each of December 31, 2014 and 2015, based on continued service.

Stock Holding Requirements

To further align the interests of our Board of Directors with our shareholders, we adopted stock ownership guidelines for directors in 2000. These guidelines require the members of our Board of Directors to acquire and continuously hold a specified minimum level of our shares for so long as they serve as directors. Under our holding requirements, Board members must acquire and hold shares with a total fair market value equal to five times the annual Board retainer fee, which is $130,000 for all of the Board members, with the exception of Mr. Johnson whose holding requirement is $180,000 due to his higher annual board retainer. Board members must satisfy the holding requirement within three years of first becoming subject to the holding requirements, and at a minimum, have satisfied one-third of the requirement after one year, and two-thirds of the requirement after two years. All members of our Board of Directors are in compliance with our stock ownership guidelines.

APPROVAL OF INDEPENDENT AUDITORS

(Proposal 2)

At the Annual Meeting, our Board of Directors will recommend shareholder ratification of the appointment of KPMG LLP as our independent auditor for the year 2014. KPMG LLP served as our independent auditor for the year 2013. If the appointment is not ratified, the Board will consider whether it should select another independent auditor. Representatives of KPMG LLP are expected to be present at the meeting to respond to shareholders’ questions and will have an opportunity to make a statement if they so desire.

Required Vote

The number of votes cast for the proposal must exceed the number of votes cast against the proposal for approval of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF KPMG LLP AS NVR’S INDEPENDENT AUDITOR FOR 2014.

DISCLOSURE OF FEES PAID OR INCURRED FOR KPMG LLP DURING THE YEARS ENDED DECEMBER 31:

	2013	2012
Audit fees:
Integrated audit of financial statements, internal controls over financial reporting and quarterly reviews	$630,250	$650,100
Comfort letters and consents	—	50,000
Reimbursable expenses	2,500	1,500

Total audit fees	632,750	701,600
Audit-related fees:
Employee benefit plan audit	40,000	40,000
Tax fees	—	—
All other fees	—	—

Total fees	$672,750	$741,600

The Audit Committee annually evaluates what types of audit and non-audit services (permitted by law) that, subject to certain limits, can be entered into with pre-approval authority granted by the Audit Committee and will grant that authority, if applicable, pursuant to an Audit Committee resolution. For the years 2013 and 2012, under separate authorizations applicable to each respective year, the Audit Committee delegated to our Chairman of the Audit Committee (the “Chairman”), CEO and CFO, together or separately, in our name and on our behalf, the authority, subject to individual cost limits, to engage KPMG LLP to perform 1) accounting guidance and technical assistance for the implementation of newly issued accounting pronouncements and standards, 2) accounting guidance and technical assistance related to the application of existing accounting pronouncements and standards to our transactions, and 3) SEC registration statement comfort letters and consents, together in an aggregate amount for all services not to exceed 50% of the annual audit fee, provided that the Chairman, the CEO and CFO reported any such audit-related or non-audit services to the full Audit Committee at its next regularly scheduled meeting. All fees incurred during 2013 were approved directly by our Audit Committee. During 2012, $50,000 of fees related to a comfort letter and consent were paid pursuant to the delegated authority granted by the Audit Committee.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal 3)

Pursuant to the requirements of Section 14A of the Securities Exchange Act of 1934, we are providing our shareholders an opportunity to indicate whether they support our named executive officer compensation as described in this proxy statement. This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the compensation paid to the named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentations. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented. We are currently holding “say on pay” advisory votes on an annual basis. The next shareholder advisory vote will be held at the Annual Shareholders Meeting in May 2015.

We actively monitor our executive compensation practices in light of the industries in which we operate and the marketplace for talent in which we compete. We are focused on compensating our executive officers fairly and in a manner that incentivizes high levels of performance while providing us the tools to attract and retain the best talent. As discussed in the Compensation Discussion and Analysis included in this proxy statement, we believe that our executive compensation program properly links executive compensation to our performance and aligns the interests of our executive officers with those of our shareholders. For example:

•	We pay cash compensation to our named executive officers in amounts that we believe to be lower than cash compensation paid to comparable positions in other publicly traded companies within our industry.

•	We cap the annual cash bonus opportunity of our named executive officers at 100% of their base salary, and have not provided any opportunity to exceed that amount for short-term quarterly or annual performance in excess of our business plan.

•	We place a substantial portion of total direct compensation to our executive officers at risk in the form of stock-based awards that vest over a long-term period.

•	Our named executive officers must achieve and maintain a designated level of ownership in NVR stock.

Accordingly, the Board unanimously recommends that shareholders vote in favor of the following resolution:

“Resolved, that the compensation paid to NVR’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures, is hereby APPROVED.”

Although this vote is advisory and is not binding on NVR, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions. For the advisory resolution to be approved, the number of votes cast “FOR” the resolution must exceed the votes cast “AGAINST” the resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE FORGOING RESOLUTION.

MANAGEMENT PROPOSAL TO ADOPT THE

NVR, INC. 2014 EQUITY INCENTIVE PLAN

(Proposal 4)

We are asking that our shareholders approve the NVR, Inc. 2014 Equity Incentive Plan (the “2014 Equity Plan”), which was approved by the Board on February 19, 2014. Under the 2014 Equity Plan, awards of non-qualified stock options (“Options”) to acquire up to 950,000 shares of our Common Stock (“Shares”) may be granted to our key management employees, including executive officers, and our Board members (any of such individuals who receive an award under the 2014 Equity Plan are referred to below as “Participants”).

Required Vote

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting of Shareholders is required for approval of the 2014 Equity Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

VOTING “FOR” THE PROPOSAL FOR ADOPTION OF THE

NVR, INC. 2014 EQUITY INCENTIVE PLAN

Features of Our Equity Incentive Program

We believe that stock options are inherently performance based since the optionee does not realize value unless the stock price appreciates above the grant price. As a result, we believe stock options align the long-term interests of our named executive officers with our shareholders. Nevertheless, we recognize that many institutional shareholders may not view stock options as entirely performance-based. During our development of this 2014 Equity Plan, we met with shareholders who own approximately 50% of our shares to obtain their input regarding the 2014 Equity Plan. A number of these shareholders indicated they believe the vesting for a portion of the equity grants should be subject to the attainment of a financial performance metric. As a result of this input, the Compensation Committee determined it will require the following for stock options granted under the 2014 Equity Plan:

•	50% of the grant value will require that a financial performance metric established by the Compensation Committee be met for the stock options to vest; and

•	50% of the grant value will be subject to time-based vesting.

Our equity incentive program includes the following practices, which we believe aligns the interests of participants in the equity incentive program with the long-term interests of our shareholders:

•	Our equity agreements include a double trigger change in control provision.

•	Our equity agreements have a clawback provision.

•	Our equity agreements have a non-competition provision.

•	We have robust NVR share ownership requirements.

•	We prohibit hedging or pledging of NVR stock.

•	We mitigate the potential dilutive effect of equity awards through our robust share repurchase program.

•	We utilize an independent compensation consultant.

We also believe that our equity incentive program follows corporate governance best practices in that our equity plans do not include:

•	Evergreen provisions;

•	Re-pricing of stock options without shareholder approval (NVR has no history of re-pricing options);

•	Discounted stock options or reload features; or

•	Accelerated vesting of equity upon announcement of corporate transaction.

Purpose and Importance of Plan

We have a long-running record of producing a high level of operating and financial performance. That performance is evidenced by the following:

•	Our total shareholder return (“TSR”) over the ten years ended December 31, 2013 was 120%, which:

•	was the highest among public company homebuilders;

•	far exceeded the loss of 10% for the Dow Jones U.S. Home Construction Index over the ten year period; and

•	exceeded the gain of 105% for the Dow Jones Industrial Index over the ten year period.

•	Our average annual return on capital of 23.9% and return on revenue of 12.8% during the ten years ended December 31, 2013 are the highest among our homebuilding peer group.

•	We were the only national public homebuilder to operate profitably throughout the housing market downturn.

NVR’s historical operating success is attributable to the execution by our management team of our unique business model. Retaining loyal and experienced managers is critical to our continued success. The average tenure of our senior managers is 17 years. NVR has established a sizable competitive advantage in our markets through the stability of our local management teams, who tend to remain in the same geographic market through much of their career. These managers are experts in the local real estate market, they have long-term relationships with the best land developers and subcontractors in their markets, and they have a thorough understanding of local government homebuilding laws, rules and regulations. We view our employees as our most important asset. Our prior stock option plans have significantly aided us in the long-term retention of our key employees. Our option grants further protect our interests by limiting the ability of optionees to leave our employ to compete with us in our markets.

In addition to our belief that an effective long term incentive plan is essential to the long-term retention of our named executive officers and key managers, it is equally important to provide stock option grants to new managers as we continue to grow our business as the housing market continues to improve. We must have the ability to attract and competitively compensate high-quality personnel to assist us in our growth objectives.

By placing a large portion of compensation at risk through equity compensation plans consistent with our compensation philosophy, the future economic interests of key members of management are linked directly to those of our shareholders. Since the first stock option plan was adopted by shareholders in 1993, our market value per share has risen dramatically from $9.75 per share at December 31, 1993 to $1,026.01 per share at December 31, 2013. To further solidify the direct link between management and our shareholders, the Board has established NVR Stock Ownership Guidelines (the “Guidelines”). Under the Guidelines, our top 50 managers must acquire and hold shares with a total fair market value ranging from one to eight times their annual base salaries depending upon their level of responsibility.

The majority of our key managers will become fully vested in their awards under our equity compensation plans on December 31, 2015. As of December 31, 2013, there were only 79,730 shares remaining under our existing 2010 Equity Incentive Plan (the “2010 Equity Plan”), which is not an adequate number of shares to grant to our key managers to provide new awards with vesting schedules beyond 2015.

We have performed macro-level calculations to determine the 950,000 share size for which we are seeking approval, which is intended to provide grants to both current and future employees as we hire for future growth. We do not expect to seek approval for another equity plan until 2017 at the earliest.

We recognize that the number of shares proposed for the 2014 Equity Plan, combined with the number of options outstanding under existing plans, may exceed the current dilution, or overhang, thresholds for employee equity compensation plans recommended by certain institutional investors. We calculate dilution as the total of (a) shares underlying outstanding awards plus shares available for grant, divided by (b) the average number of shares of our common stock outstanding plus shares underlying outstanding equity awards plus shares available for grant. Our dilution is 17% as of December 31, 2013. The primary drivers of this dilution rate are:

•	Approximately 275,000 vested but unexercised stock options;

•	Our multi-year pre-vesting and vesting periods; and

•	Our robust share repurchase program, which has consistently reduced our common shares outstanding.

The vested but unexercised stock options represent dilution of 6%. The share repurchases since the 2010 Equity Plan was approved represent another 5% of the dilution. In other words, if our managers took a short term view and exercised their vested shares and if we had not returned capital to our shareholders through our share repurchase program, our dilution would not have been 17% as noted above but would have been 6% as of December 31, 2013, which would be well below thresholds set by certain institutional investors.

We feel that we effectively manage any potential dilution from our stock option plans through our robust share repurchase program. Since 1993 we have repurchased approximately 23.3 million shares of our common stock, which is over 2.5 times the total number of plan shares issued to employees and directors over the same time period. We have repurchased approximately 2.5 million of our outstanding shares during the period 2010-2013. As a result, the number of shares outstanding is 25% lower at December 31, 2013 compared to December 31, 2009, which was the last year end prior to shareholder approval of the 2010 Plan. The 2.5 million of shares repurchased during the last four years compare to 700,000 shares that were approved for issuance in the 2010 Plan.

We do not grant stock options annually. Rather, we have historically followed a “layered” approach of granting options before the end of the vesting period for the prior grant, such that there is always one grant actively vesting over a multi-year period, with another grant in a pre-vesting period (in essence, two awards are outstanding at any given time). We believe this structure ensures that our executives are focused on driving shareholder value over a long-term period and it has been a highly successful retention vehicle for us.

The following table sets forth the number of stock options and restricted share units granted during the years ended December 31, 2013, 2012 and 2011.

Year Ended December 31	Number of Stock Options Granted	Number of Restricted Share Units Granted	Weighted Average Number of Shares of Common Stock Outstanding (1)
2013	121,724	35,491	4,737,124
2012	84,073	4,585	5,011,058
2011	39,960	11,394	5,469,159

(1)	Weighted average number of shares of common stock outstanding is the amount used for calculating our basic earnings per share as presented in the Annual Report on Form 10-K for the respective year.

If the 2014 Equity Plan is approved, we intend to grant a block of options in 2014 that will vest at December 31, 2016, 2017, 2018 and 2019, with the vesting for 50% of the options subject to a performance metric approved by the Compensation Committee and the vesting for the remaining 50% of the options time-based. We calculate the value of the individual grants by determining the annual value we intend to provide to the participant and multiply the annual value by the number of vesting years. We do not expect to grant any additional options until 2017, except for promotions and new hires. We expect the pre-vesting period for the initial grants made under the 2014 Plan to be approximately 1.5 years, followed by a 4 year vesting period, resulting in a total vesting period of 5.5 years.

We believe that it is in the best interest of NVR and its shareholders to approve the 2014 Equity Plan for the reasons described above. The Board of Directors approved and adopted the 2014 Equity Plan on February 19, 2014, subject to shareholder approval. Shareholder approval of the 2014 Equity Plan is required by the New York Stock Exchange listing rules, and will allow the Options to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

A summary description of the principal terms and purpose of the 2014 Equity Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2014 Equity Plan, a copy of which is attached as Appendix B to this proxy statement.

General

The aggregate number of shares which may be covered by stock options (“Option”) granted pursuant to the 2014 Equity Plan is 950,000 Shares. Approximately one hundred and sixty (160) of our employees, including our named executive officers, and Board Members, will be eligible to participate in the 2014 Equity Plan. Shares underlying Options that terminate prior to the expiration of the 2014 Equity Plan will again be available for issuance under the 2014 Equity Plan. However, Shares tendered or withheld in connection with the purchase of Shares upon exercise of an Option, Shares deducted in connection with our tax withholding obligations, and Shares purchased by us with the proceeds from Option exercises will not be available for re-grant under the 2014 Equity Plan.

The total number of Shares with respect to which Options may be granted in any calendar year under the 2014 Equity Plan to any executive officer or other employee of the Company may not exceed 100,000 shares. The total limit on Shares that may be covered by Options granted under the 2014 Equity Plan and the individual limit on grants are subject to adjustment in the event of stock dividends, stock splits, recapitalizations or a similar change in outstanding Shares. Because participation under the 2014 Equity Plan is subject to the discretion of the Compensation Committee of the Board, the benefits or amounts that will be received by any participant or groups of participants if the 2014 Equity Plan is approved are not currently determinable.

The 2014 Equity Plan will be administered by the Compensation Committee which is comprised of four independent members of the Board. The Compensation Committee has the authority to make grants and to interpret the 2014 Equity Plan. The Compensation Committee has the authority to delegate to the Chief Executive Officer and the Senior Vice President of Human Resources, jointly, the authority to approve Option grants to participants other than to members of the Board and to our executive officers. Options granted pursuant to the 2014 Equity Plan are not intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code. See “Federal Income Tax Consequences.”

An Option may be exercised to the extent that Shares have vested under the Option (as described below), in whole or in part, and at any time prior to expiration or termination of the Option. Payment may be made in immediately available funds or by the assignment and delivery of Shares that are not subject to restriction and have a fair market value equal to the exercise price of the Option less any portion paid in cash. The Committee may also authorize the use of broker-assisted cashless exercise or the issuance of a number of Shares equal in value to the difference between the option price and the fair market value of the Shares subject to the portion of the Option being exercised.

Options will be granted at an option price equal to the fair market value of the underlying Shares at the time the option is granted. Fair market value of our Shares is generally determined by the closing price of the underlying Shares as reported by a national or regional stock exchange or other established securities market for publicly traded stock on the date immediately preceding the date of grant. The closing price of our Shares on March 7, 2014, as reported by the New York Stock Exchange, was $1,188.79 per share. Shareholder approval is required for any material amendment to the 2014 Equity Plan as determined under the rules of the New York Stock Exchange or applicable law, including any amendment that would allow the repricing of outstanding options.

Each Option will have a term of ten (10) years from the date of grant, subject to the limitations below. To date, there have been no grants of options under the 2014 Equity Plan.

An Option will terminate immediately and may no longer be exercised if the participant ceases to be an employee of NVR as a result of a termination for “cause” as defined in the 2014 Equity Plan, and, except as otherwise provided in an award agreement or as approved by the Compensation Committee in its sole discretion, vested Options may be exercised for a period of up to three months (one year in the case of death or disability) following a termination of employment other than for cause. In the event of an involuntary termination of employment due to a reduction in force, death, disability or retirement, the participant will be given additional pro rata vesting for the portion of the year prior to termination for determining exercisability. In the event a Board member’s service is terminated for any reason, the Board member will be given additional pro rata vesting for the portion of the year prior to termination for determining exercisability.

If we experience a change of control (as defined in the 2014 Equity Plan) and the equity awards are assumed in the transaction, there will be no accelerated vesting of Options. If we experience a change of control and the equity awards are not assumed in the transaction, vesting of previously unvested options will be accelerated to the date of the change of control. NVR may provide that Options that are not exercised prior to the change in control will be canceled for a payment equal to the purchase price per share paid to holders of Shares in the change of control less the option price applicable to the Options.

Shareholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Further, Shareholder approval is required to re-price any Options at an Option price less than the Option price specified at an original date of grant. The Board may from time to time suspend or at any time terminate the 2014 Equity Plan.

Section 162(m) of the Internal Revenue Code limits publicly-held companies such as NVR to an annual deduction for federal income tax purposes of $1 million for compensation paid to each of their chief executive officer and their three highest compensated executive officers (other than the chief financial officer) determined at the end of each year, referred to as covered employees. However, performance-based compensation is excluded from this limitation. In the case of compensation attributable to the stock options, the stock options will be deemed to be performance-based if the options are granted by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant. The 2014 Equity Plan is designed to permit the Compensation Committee to grant options that qualify as performance-based for purposes of Section 162(m).

Federal Income Tax Consequences

The grant of a non-qualified option under the 2014 Equity Plan will result in no Federal income tax consequences to us or the Optionee at the grant date. Upon the exercise of an option granted under the 2014 Equity Plan, an Optionee will recognize ordinary income (subject to withholding taxes, if the Optionee is a current or former employee) in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and at the same time as the Optionee recognizes ordinary income. Upon a subsequent sale or exchange of Shares acquired pursuant to the exercise of an option, the Optionee will have a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the Shares plus the amount treated as ordinary income at the time the option was exercised).

If an Optionee surrenders Shares in payment of part or all of the exercise price for an option, no gain or loss will be recognized with respect to the Shares surrendered and the Optionee will be treated as receiving an equivalent number of Shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the Shares surrendered will be treated as the substituted tax basis for an equivalent number of Option Shares received, and the new Shares will be treated as having been held for the same holding period as had expired with respect to the transferred Shares. The difference between the aggregate option exercise price and the aggregate fair market value of the Shares received pursuant to the exercise of the option will be taxed as ordinary income.

Equity Compensation Plan Information

The table below sets forth information as of the end of our 2013 fiscal year for (i) all equity compensation plans approved by our shareholders and (ii) all equity compensation plans not approved by our shareholders:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders (1)	500,955	$717.52	79,730
Equity compensation plans not approved by security holders	211,090	$636.12	—

Total	712,045	$693.39	79,730

(1)	This category includes the RSUs authorized by the 2010 Equity Incentive Plan, which was approved by our shareholders at the May 4, 2010 Annual Meeting. At December 31, 2013, there are 45,009 RSUs outstanding, issued at a $0 exercise price. Of the total 79,730 shares remaining available for future issuance, up to 48,476 may be issued as RSUs. The weighted-average exercise price of outstanding options under security holder approved plans excluding outstanding RSUs was $788.36.

Equity compensation plans approved by our shareholders include the NVR, Inc. Management Long-Term Stock Option Plan; the NVR, Inc. 1998 Management Long-Term Stock Option Plan; the 1998 Directors’ Long-Term Stock Option Plan; and the 2010 Equity Incentive Plan. The only equity compensation plan that was not approved by our shareholders is the NVR, Inc. 2000 Broadly-Based Stock Option Plan.

SHAREHOLDER PROPOSALS

Shareholder proposals that are intended by a shareholder to be included in our proxy statement for our next annual meeting of shareholders pursuant to Rule 14a-8 of the SEC must be received in the office of NVR’s Secretary no later than November 25, 2014. Shareholder proposals that are not submitted for inclusion in our proxy statement pursuant to Rule 14a-8, but that one or more shareholders intend to propose for consideration at our next annual meeting, must be submitted to the office of NVR’s Secretary no earlier than November 25, 2014 and no later than December 25, 2014 and must otherwise comply with the conditions set forth in Section 2.04 of our bylaws (or, the case of director nominations, Section 3.03 of our Bylaws). Any shareholder proposal that is not submitted within the applicable time frame will not be eligible for presentation or consideration at the next annual meeting.

OTHER MATTERS

Management knows of no other business to be presented for action at the Annual Meeting, other than those items listed in the notice of the Annual Meeting referred to herein. If any other business should properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder.

Our Annual Report on Form 10-K for 2013, including consolidated financial statements and other information, accompanies this Proxy Statement but does not form a part of the proxy soliciting material. A complete list of the shareholders of record entitled to vote at our Annual Meeting will be open and available for examination by any shareholder, for any purpose germane to the Annual Meeting, between 9:00 a.m. and 5:00 p.m. at our offices at 11700 Plaza America Drive, Suite 500, Reston, Virginia 20190, from April 21, 2014 through May 5, 2014 and at the time and place of the Annual Meeting.

Copies of our most recent Annual Report on Form 10-K, including the financial statements and schedules thereto, which we are required to file with the SEC will be provided in print without charge upon the written request of any shareholder. Such requests may be sent to Investor Relations, NVR, Inc., 11700 Plaza America Drive, Suite 500, Reston, Virginia, 20190. Our SEC filings are also available to the public from our website at http://www.nvrinc.com, and the SEC’s website at http://www.sec.gov.

By Order of the Board of Directors,

James M. Sack
Secretary and General Counsel

Reston, Virginia

March 25, 2014

Appendix A

NVR, INC.

Nominating Committee Policies and Procedures for the Consideration of

Board of Director Candidates

The following amended and restated policies and procedures were adopted by the NVR, Inc. (the “Company”) Nominating Committee (the “Committee”) on February 19, 2013:

I.	Policy Regarding Director Candidates Recommended by Security Holders.

A. The Company will consider all director candidates recommended by shareholders owning at least 5% of the Company’s outstanding shares at all times during the preceding year that meet the qualifications established by the Board of Directors (the “Board”).

II.	Director Minimum Qualifications.

A.	Each director nominee is evaluated in the context of the full Board’s qualifications as a whole, with the objective of establishing a Board that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to the Company of the director nominee’s respective skills and experience, which must be complementary to the skills and experience of the other members of the Board;

B.	A substantial majority of the Board shall be independent as defined by the applicable exchange on which the Company’s shares are listed. The Audit, Compensation, Corporate Governance, Nominating and Qualified Legal Compliance Committees will be comprised solely of independent directors who shall satisfy any independence requirements applicable to members of such committees under federal securities laws and the rules of the exchange on which the Company’s securities are listed;

C.	Director nominees must possess a general understanding of marketing, finance and other elements relevant to the success of a large publicly-traded company in today’s business environment, and an understanding of the Company’s business on an operational level;

D.	Each director may be assigned committee responsibilities. A director nominee’s educational and professional backgrounds must be consistent with the director nominee’s committee assignment (e.g., director nominees who will be assigned to the Audit Committee must be financially literate as defined within the Company’s Audit Committee Charter);

E.	Director nominees must demonstrate a willingness to devote the appropriate time to fulfilling Board duties;

F.	Director nominees shall not represent a special interest or special interest group whose agenda is inconsistent with the Company’s goals and objectives or whose approach and methods are inconsistent with what the Board believes is in the best interest of the Company’s shareholders; and

G.	Director nominees shall not be a distraction to the Board, nor shall a director nominee be disruptive to the achievement of the Company’s business mission, goals and objectives.

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III.	Procedures for Consideration of Security Holder Nominations.

A.	Security holder nominations must include ALL of the information described in paragraphs C. through H. below and must be received in its entirety by the 120th calendar day before the date of the company’s proxy statement released to security holders in connection with the previous year’s annual meeting to be considered for the next scheduled annual meeting of shareholders;

B.	Security holder nominations must be in writing and submitted via registered mail or overnight delivery service to the Nominating Committee Chairman at the Company’s corporate headquarters’ address;

C.	Supporting documentation must be submitted that allows the Nominating Committee to verify ownership of not less than 5% of the Company’s outstanding shares at all times during the immediately preceding year;

D.	The shareholder must submit an affidavit from the director nominee stating that if elected, the director nominee is willing and able to serve on the Company’s Board for the full term to which the director nominee would be elected. The affidavit must also acknowledge that the director nominee is aware of, has read and understands the Company’s Code of Ethics, Standards of Business Conduct, Corporate Governance Guidelines, and Board of Director Committee Charters (collectively, the “Corporate Governance Documents”), and further that the director nominee acknowledges that, if elected, the director nominee is subject to and will abide by the Corporate Governance Documents;

E.	The director nominee must submit a signed independence questionnaire. This questionnaire shall be distributed to the director nominee upon receipt of a properly delivered security holder director nomination request, and must be returned within five days of receipt via registered mail or overnight delivery service to the Company’s Corporate Secretary and Nominating Committee Chairman, or designee;

F.	The shareholder must submit documentation as to the director nominee’s qualifications, which at a minimum must include:

1.	A complete biography;

2.	Full employment history, including current primary occupation;

3.	A signed consent form and waiver authorizing the Company to perform a full background investigation of the director nominee, including criminal and credit history, from a security firm acceptable to the Company in its sole discretion, an original report of which must be sent directly from the security firm to the Company’s Corporate Secretary and Nominating Committee Chairman, or designee;

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4.	Documentation of educational levels attained, complete with official transcripts issued directly by the educational institution and sent directly from the educational institution to the Company’s Corporate Secretary and Nominating Committee Chairman, or designee. The Nominating Committee may waive this requirement if the security firm performing the background investigation verifies that the director nominee completed the educational levels indicated by the director nominee;

5.	Disclosure of all special interests and all political and organizational affiliations; and

6.	A complete list of clients if the director nominee is a consultant, attorney or other professional service provider;

G.	The shareholder must submit any additional information required to be included in the Company’s proxy statement for director nominees which determination will be made by the Company in its sole and absolute discretion (including, without limitation, information regarding business experience, involvement in legal proceedings, security ownership and transactions with the Company or management); and

H.	The information submitted by the security holder must include relevant contact information (e.g., address, phone numbers) for the submitting shareholder and the director nominee.

IV.	Identification and Evaluation of Director Candidates.

A.	For directors standing for reelection, the Nominating Committee may consider:

1.	The general qualifications as noted above;

2.	The director’s attendance at Board and Committee meetings; and

3.	The director’s participation and contributions to Board activities.

B.	The Nominating Committee may consider the following when identifying and evaluating an individual who is not currently a Company director:

1.	Use of outside executive search firms or referrals, as appropriate; and

2.	Consideration of the Company’s minimum director qualifications as noted above in light of the specific qualifications possessed by the individual being considered; and

C.	Regardless of the source of the nomination, individuals being considered for nomination to the Company’s Board, who are not currently directors, must provide to the Company the information described in Section III, paragraphs D – H.

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Appendix B

NVR, INC.

2014 EQUITY INCENTIVE PLAN

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	12.2.	Reorganization in Which the Company Is the Surviving Entity Which Does Not Constitute a Corporate Transaction.	12
	12.3.	Corporate Transaction in which Awards are not Assumed.	12
	12.4.	Corporation Transaction in which Awards are Assumed.	13
	12.5.	Adjustments.	13
	12.6.	No Limitations on Company.	13
13.	GENERAL PROVISIONS		13
	13.1.	Disclaimer of Rights.	13
	13.2.	Nonexclusivity of the Plan.	14
	13.3.	Withholding Taxes.	14
	13.4.	Captions.	14
	13.5.	Other Provisions.	14
	13.6.	Number and Gender.	15
	13.7.	Severability.	15
	13.8.	Governing Law.	15
	13.9.	Code Section 409A.	15

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NVR, INC.

2014 EQUITY INCENTIVE PLAN

NVR, Inc., a Virginia corporation, sets forth herein the terms of its 2014 Equity Incentive Plan, as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, and key employees and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options. Any of these awards may, but need not, be made as performance incentives to reward attainment of long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan will be non-qualified stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

2.3 “Award” means a grant of an Option under the Plan.

2.4 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Benefit Arrangement” shall have the meaning set forth in Section 10 hereof.

2.6 “Board” means the Board of Directors of the Company.

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2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or any Affiliate, (i) conviction of a felony, violation of any federal or state securities law, or other crime involving moral turpitude; (ii) gross misconduct in connection with the performance of such Grantee’s duties (which shall include a breach of such Grantee’s fiduciary duty of loyalty); or (iii) a material breach of any covenants by the Grantee contained in any agreement between Grantee and the Company or its affiliates.

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9 “Committee” means the Compensation Committee of the Board which shall consist of two or more Outside Directors of the Company who (a) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (b) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

2.10 “Company” means NVR, Inc., a Virginia corporation.

2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction or series of transactions (including, without limitation, a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

2.13 “Effective Date” means             , 2014, the date on which the Plan is approved by the Company’s stockholders.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.15 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date the shares of Stock are listed on an established national or regional stock exchange, or are publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the last trading day immediately preceding the date of grant. If there is no such reported closing price on the applicable date as specified in the immediately preceding sentence, the Fair Market Value shall be the closing price of the Stock on the next preceding day on which any sale of Stock

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shall have been reported on such exchange or market. If on the Grant Date the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A. For purposes of determining taxable income and the amount of the related tax withholding obligation under Section 13.3, notwithstanding this Section 2.15 or Section 13.3, for any shares of Stock that are sold on the same day that such shares are first legally saleable pursuant to the terms of the applicable award agreement (which for an option is the date of exercise), Fair Market Value shall be determined based upon the sale price of such shares so long as the grantee has provided the Company with advance written notice of such sale.

2.16 “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Company completes the corporate action constituting the Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Committee.

2.17 “Grantee” means a person who receives or holds an Award under the Plan.

2.18 “Non-qualified Stock Option” means an Option that is not an incentive stock option within the meaning of Code Section 422.

2.19 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.20 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.21 “Other Agreement” shall have the meaning set forth in Section 10 hereof.

2.22 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.23 “Plan” means this NVR, Inc. 2014 Equity Incentive Plan.

2.24 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.25 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.26 “Service” means service as a Service Provider to the Company or any Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or any Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.

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2.27 “Service Provider” means an employee, officer or director of the Company or any Affiliate, currently providing services to the Company or any Affiliate.

2.28 “Stock” means the shares of common stock, par value $0.01 per share, of the Company.

2.29 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

3.	ADMINISTRATION OF THE PLAN

3.1. Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and Applicable Laws. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and Applicable Laws. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2. Committee.

The Board hereby delegates to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and Applicable Laws. The Board or Committee may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, or a committee composed of one or more officers of the Company who are not directors, who may administer the Plan with respect to employees or other Service Providers who are not executive officers (as defined under Rule 3b-7 of the Exchange Act) or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 and the rules of the applicable national or regional stock exchange.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

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3.3. Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee or the committee designated pursuant to Section 3.2, shall have full and final authority to:

(i)	designate Grantees;

(ii)	determine the number of shares of Stock to be subject to an Award;

(iii)	establish the terms and conditions of each Award (including, but not limited to, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto;

(iv)	prescribe the form of each Award Agreement evidencing an Award; and

(v)	subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, provided, that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award.

The Committee may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or any Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan or any other agreement with the Grantee, as applicable.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company for any equity-based compensation received by that person from the Company during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance and any profits realized from the sale of securities of the Company during that twelve (12) month period.

3.4. No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend,

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recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options to reduce the Option Price of such outstanding Options; (b) cancel outstanding Options in exchange for or substitution of Options with an Option Price that is less than the Option Price of the original Options; or (c) cancel outstanding Options with an Option Price above the current stock price in exchange for cash or other securities.

3.5. No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6. Share Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1. Number of Shares Available for Awards.

Subject to adjustment as provided in Section 12 hereof, the number of shares of Stock available for issuance under the Plan shall be nine hundred fifty thousand (950,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by Applicable Laws, issued shares that have been reacquired by the Company.

4.2. Share Usage.

Shares covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Options shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share subject to an Award. If any shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1. The number of shares of Stock available for Awards under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as provided in Section 9.2, (ii) deducted or delivered from payment of an Award of an Option in connection with the Company’s tax withholding obligations as provided in Section 13.3, or (iii) purchased by the Company with proceeds from Option exercises.

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5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date.

The Plan became effective as of the Effective Date.

5.2. Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment and Termination of the Plan.

The Committee may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Committee, required by Applicable Laws or required by applicable stock exchange listing requirements. No amendment will be made to the no-repricing provisions of Section 3.4 or the option pricing provisions of Section 8.1 without the approval of the Company’s stockholders. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to any Service Provider as the Committee shall determine and designate from time to time.

6.2. Limitation on Shares Subject to Stock Options.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, the maximum number of shares of Stock subject to Options that may be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one hundred thousand shares (100,000) per calendar year. The preceding limit in this Section 6.2 is subject to adjustment as provided in Section 12.

6.3. Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify that such Options are intended to be Non-qualified Stock Options.

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8.	TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

The Option Price of each Option shall be fixed as the Fair Market Value on the date of grant and stated in the Award Agreement evidencing such Option.

8.2. Vesting.

Subject to Sections 8.3 and 12.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option.

8.4. Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 12 hereof which results in termination of the Option.

8.6. Method of Exercise.

Subject to the terms of Section 9 and Section 12.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

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8.7. Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or entity exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 12 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9. Transferability of Options.

During the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.	FORM OF PAYMENT FOR OPTIONS

9.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents acceptable to the Company.

9.2. Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

9.3. Cashless Exercise.

With respect to an Option only, to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 13.3, or, with the consent of the Company, by issuing the number of shares equal in value to the difference between the Option Price and the Fair Market Value of the shares subject to the portion of the Option being exercised.

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9.4. Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares purchased pursuant to exercise of an Option may be made in any other form that is consistent with Applicable Laws, regulations and rules, including, without limitation, Service.

10.	PARACHUTE LIMITATIONS

If the Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with an Applicable Entity, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right to exercise, vesting, payment or benefit to the Grantee under this Plan shall be reduced or eliminated:

(i)	to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(ii)	if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Option, then by reducing or eliminating any other remaining Parachute Payments.

11.	REQUIREMENTS OF LAW

11.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other individual or entity exercising an Option, or the Company or an Affiliate of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance

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or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual or entity exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares of Stock unless the Committee has received evidence satisfactory to it that the Grantee or any other individual or entity exercising an Option may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

11.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

12.	EFFECT OF CHANGES IN CAPITALIZATION

12.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that

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the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option, but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options to reflect such distribution.

12.2. Reorganization in Which the Company Is the Surviving Entity Which Does Not Constitute a Corporate Transaction.

Subject to Section 12.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares of Stock remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

12.3. Corporate Transaction in which Awards are not Assumed.

Upon the occurrence of a Corporate Transaction in which outstanding Options are not being assumed or continued, fifteen days prior to the scheduled consummation of such Corporate Transaction, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days.

With respect to the period during which Options can be exercised, (i) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options shall terminate. The Committee shall send notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders.

In addition, the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), equal to the product of the number of shares of Stock subject

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to such Options (the “Award Stock”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price applicable to such Award Stock.

12.4. Corporation Transaction in which Awards are Assumed.

The Plan and Options theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options theretofore granted, or for the substitution for such Options for new common stock options relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option exercise prices in order to provide equivalent value to the Awards. In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and his employment is terminated without Cause within one year following the consummation of such Corporate Transaction, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination.

12.5. Adjustments.

Adjustments under this Section 12 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. This Section 12.5 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.

12.6. No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

13.	GENERAL PROVISIONS

13.1. Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual or entity the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual or entity at any time, or to terminate any employment or other relationship between any individual or entity and the Company or any Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise

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stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be provide Service. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

13.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

13.3. Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or an Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, however, that if there is a same day sale, the Grantee shall pay such withholding obligation on the day that the same day sale is completed. For purposes of determining taxable income and the amount of the related tax withholding obligation under this Section 13.3, notwithstanding Section 2.15 or this Section 13.3, for any Shares that are sold on the same day that such Shares are first legally saleable pursuant to the terms of the applicable award agreement, Fair Market Value shall be determined based upon the sale price for such Shares so long as the grantee has provided the Company with advance written notice of such sale.

13.4. Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

13.5. Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

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13.6. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

13.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

13.8. Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the Commonwealth of Virginia, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

13.9. Code Section 409A.

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

*    *    *

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To record adoption of the Plan by the Board as of February 19, 2014, and approval of the Plan by the stockholders on             , 2014, the Company has caused its authorized officer to execute the Plan.

NVR, INC.

By:
Title:

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NVR

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

☒

C123456789

000000000.000000 ext

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Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 6, 2014.

Vote by Internet

Go to www.envisionreports.com/NVR

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all nominees listed, and FOR Proposals 2, 3 and 4.

1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain +

01 - C. E. Andrews ☐ ☐ ☐ 06 - Ed Grier ☐ ☐ ☐ 10 - David A. Preiser ☐ ☐ ☐

02 - Robert C. Butler ☐ ☐ ☐ 07 - Manuel H. Johnson ☐ ☐ ☐ 11 - W. Grady Rosier ☐ ☐ ☐

03 - Timothy M. Donahue ☐ ☐ ☐ 08 - Mel Martinez ☐ ☐ ☐ 12 - Dwight C. Schar ☐ ☐ ☐

04 - Thomas D. Eckert ☐ ☐ ☐ 09 - William A. Moran ☐ ☐ ☐ 13 - Paul W. Whetsell ☐ ☐ ☐

05 - Alfred E. Festa ☐ ☐ ☐

For Against Abstain

2. Ratification of appointment of KPMG LLP as independent auditors for the year ending December 31, 2014. ☐ ☐ ☐

3. Say on Pay – An advisory vote on the approval of executive compensation. ☐ ☐ ☐

4. Adoption of the NVR, Inc. 2014 Equity Incentive Plan. ☐ ☐ ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, PLEASE COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

C 1234567890

JNT

1 U P X

1 8 7 9 5 0 1

01S0OJ

Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting to Be Held on May 6, 2014:

The Proxy Statement and 2013 Annual Report are available at the following website address:

www.envisionreports.com/NVR

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — NVR, Inc. +

Proxy for the Annual Meeting of Shareholders — May 6, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James M. Sack, Daniel D. Malzahn and Eugene J. Bredow, or any of them, as proxies (and if the undersigned is a proxy, as substitute proxies), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of NVR, Inc. held of record by the undersigned on March 7, 2014 at the Annual Meeting of Shareholders to be held at NVR’s Corporate Headquarters, 11700 Plaza America Drive, Suite 500, Reston, Virginia, 20190, on Tuesday, May 6, 2014 at 11:30 A.M. and at any adjournments or postponements thereof.

If there are shares allocated to the undersigned in the NVR, Inc. Profit Sharing Trust Plan or the Employee Stock Ownership Plan, the undersigned hereby directs the Trustee to vote all full and fractional shares as indicated on the reverse of this card. Shares for which no voting instructions are received by May 1, 2014 will be voted by the Trustee in the same proportion as all other shares for which the Trustee has received voting instructions.

This proxy when properly executed will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted FOR the election of thirteen nominees for director, FOR the ratification of appointment of KPMG LLP as independent auditors for the year ending December 31, 2014, FOR the advisory vote on the approval of executive compensation, and FOR the adoption of the NVR, Inc. 2014 Equity Incentive Plan.

The Board of Directors knows of no other business that will be presented at the meeting. If, however, other matters are properly presented, the designated proxies will vote the shares represented thereby in accordance with the recommendation of the Board as to such matters, or if no recommendation is made by the Board, then in accordance with such person’s best judgment pursuant to the authority granted in the proxy.

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +